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                        CERNER CORPORATION


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                           $18,000,000

                         CREDIT AGREEMENT



                    Dated as of April 1, 1999



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                    MERCANTILE BANK, as Agent






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                        TABLE OF CONTENTS

RECITALS .............................................................1

SECTION 1.  DEFINITIONS, ACCOUNTING MATTERS AND GENERAL RULES.........1
    1.1.    Certain Defined Terms.....................................1
    1.2.    Accounting Terms; Statements of Variation................13
    1.3.    General Rules............................................14

SECTION 2.  THE COMMITMENTS..........................................14
    2.1.    Loans....................................................14
    2.2.    Borrowings...............................................14
    2.3.    Reductions and Changes of Commitments....................15
    2.4.    Lending Offices..........................................15
    2.5.    Several Obligations; Remedies Independent................15
    2.6.    Notes....................................................15
    2.7.    Conversion or Continuation of Loans......................15
    2.8.    Repayment of Loans.......................................15
    2.9.    Interest.................................................15
    2.10.   Optional Prepayments.....................................16
    2.11.   Mandatory Prepayments....................................16
    2.12.   Payments.................................................16
    2.13.   Pro Rata Treatment.......................................17
    2.14.   Minimum Amounts..........................................17
    2.15.   Certain Notices..........................................17
    2.16.   Non-Receipt of Funds by the Agent........................18
    2.17.   Balances; Sharing of Payments............................18
    2.18.   Computation of Interest..................................19
    2.19.   Guaranty.................................................19
    2.20.   Advances After Default...................................19
    2.21.   Letters of Credit........................................19
    2.22.   Banks' Option to Adjust Pricing..........................21

SECTION 3.  FEES; YIELD PROTECTION...................................22
    3.1.    Commitment Fees..........................................22
    3.2.    Additional Costs.........................................22
    3.3.    Limitation on Types of Loans.............................23
    3.4.    Illegality...............................................23
    3.5.    Certain Conversions Pursuant to Sections 3.3 and 3.4.....23
    3.6.    Compensation.............................................24

SECTION 4.  CONDITIONS PRECEDENT.....................................24
    4.1.    Conditions Precedent to the Loans........................24
    4.2.    Subsequent Loans and Advances............................25

SECTION 5.  REPRESENTATIONS AND WARRANTIES...........................26
    5.1.    Corporate Existence and Structure........................26
    5.2.    Financial Condition......................................26
    5.3.    Litigation...............................................26
    5.4.    No Breach................................................26


                            Credit Agreement -- Page ii

    5.5.    Corporate Action; Binding Effect.........................26
    5.6.    Approvals................................................27
    5.7.    ERISA....................................................27
    5.8.    Taxes....................................................27
    5.9.    Investment Company Act...................................27
    5.10.   Public Utility Holding Company Act.......................27
    5.11.   Environmental Matters....................................27
    5.12.   Subsidiaries.............................................28
    5.13.   Assets of the Borrower...................................28
    5.14.   Material Contracts.......................................28
    5.15.   Solvency.................................................29
    5.16.   Margin Regulations.......................................29
    5.17.   Copyrights, Patents and Other Rights.....................29
    5.18.   Disclosure...............................................29
    5.19.   Labor Matters............................................29
    5.20.   No Event of Default......................................29
    5.21.   Use of Proceeds..........................................29
    5.22.   Authorized Officers......................................30

SECTION 6.  COVENANTS................................................30
    6.1.    Information..............................................30
    6.2.    Litigation, Etc..........................................32
    6.3.    Compliance, Inspection, Etc..............................32
    6.4.    Use of Proceeds..........................................33
    6.5.    Current Ratio............................................33
    6.6.    Minimum Tangible Net Worth...............................33
    6.7.    Funded Debt Ratio........................................33
    6.8.    Fixed Charge Coverage Ratio..............................33
    6.9.    [this section intentionally left blank]..................33
    6.10.   Certain Obligations Respecting Subsidiaries..............33
    6.11.   Mergers, Acquisitions, Sale of Assets, Etc...............34
    6.12.   Dividends and Distributions..............................35
    6.13.   Sale and Lease-Back Transactions.........................35
    6.14.   Investments and Joint Ventures...........................35
    6.15.   Liens....................................................36
    6.16.   Transactions With Affiliates.............................36
    6.17.   Insurance................................................37
    6.18.   Maintenance of Properties................................37
    6.19.   Environmental Laws; Indemnification......................37
    6.20.   Nature of Business; Limitations on Fundamental Changes...38

SECTION 7.  EVENTS OF DEFAULT........................................38

SECTION 8.  THE AGENT................................................40

SECTION 9.  MISCELLANEOUS............................................42
    9.1.    Waiver...................................................42
    9.2.    Notices..................................................43
    9.3.    Expenses, Indemnification, Etc...........................43
    9.4.    Amendments, Etc..........................................43
    9.5.    Successors and Assigns...................................43

                           Credit Agreement -- Page iii

    9.6.    Assignments and Participations...........................43
    9.7.    Survival.................................................44
    9.8.    Captions.................................................44
    9.9.    Counterparts.............................................44
    9.10.   Survival of Agreements...................................44
    9.11.   Interest.................................................44
    9.12.   Integration; Severability................................45
    9.13.   NO ORAL AGREEMENTS; FINAL WRITTEN AGREEMENT..............45
    9.14.   Controlling Document.....................................45
    9.15.   JURISDICTION.............................................45
    9.16.   GOVERNING LAW............................................46
    9.17.   WAIVER OF TRIAL BY JURY..................................46
    9.18.   Confidentiality and Nondisclosure........................46


                           Credit Agreement -- Page iv




Exhibit A     - Commitments
Exhibit B     - Form of Revolving Credit Note
Exhibit C     - Form of Borrowing Notice
Exhibit D     - Form of Borrowing Base and Compliance Certificate
Schedule 1.1  - Existing Liens
Schedule 5.2  - Contingent Liabilities
Schedule 5.3  - Litigation
Schedule 5.8  - Taxes
Schedule 5.11 - Environmental Matters
Schedule 5.12 - Existing Subsidiaries
Schedule 5.14 - Existing Material Contracts
Schedule 6.14 - Existing Investments



                          Credit Agreement -- Page v

    THIS CREDIT AGREEMENT (as the same may be amended, modified, supplemented or replaced from time to time, the "Agreement") is
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made as of April 1, 1999, by and among CERNER CORPORATION, a Delaware corporation (the "Borrower"); MERCANTILE BANK, a Kansas
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banking corporation, and each other lender, if any, from time to time identified as having a Commitment on Exhibit A hereto and who becomes a party hereto (each a "Bank" and, collectively
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(whether  one or more), the "Banks"); MERCANTILE BANK,  a  Kansas
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banking corporation, as the issuing bank of letters of credit (in such capacity, the "Issuing Bank"); and MERCANTILE BANK, a Kansas
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banking corporation, as agent hereunder for the Banks (in such capacity, together with its successors in such capacity, the "Agent").
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     To   induce   the  Banks  to  extend  credit  and   financial
accommodations  to the Borrower and for other good  and  valuable
consideration,  the  receipt  and  sufficiency   of   which   are
acknowledged, the parties agree as follows:

SECTION 1.      DEFINITIONS, ACCOUNTING MATTERS AND GENERAL RULES
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    1.1. Certain  Defined  Terms.  As used herein,  the  following
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terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
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    "Acquisition"  shall mean any transaction, or any  series  of
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related transactions, consummated after the date of this Agreement, by which the Borrower or any of its Subsidiaries (in one transaction or as the most recent transaction in a series of transactions) (i) acquires any going business or all or substantially all of the assets of any Person (including, in the case of a corporation, any division thereof), whether through purchase of assets, merger or otherwise, (ii) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) directly or indirectly acquires control of a majority ownership interest in any partnership or joint venture.

    "Additional  Eurodollar  Loan Costs"  shall  mean  any  costs
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resulting from any Regulatory Change which imposes, modifies or deems applicable any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of LIBOR Reserve Adjusted Rate for any Eurodollar Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Bank (including any of the Eurodollar Loans), or any Commitment of any Bank, and which, in each case, are attributable to such Bank's making or maintaining any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Eurodollar Loans or such obligation.

    "Affiliate"  shall  mean, with respect  to  any  Person,  any
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other Person or group of affiliated Persons directly or indirectly controlling (including without limitation all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power (i) to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors of such other Person, or (ii) to direct or cause the direction of the management or policies of such other Person.

    "Applicable  Margin"  shall mean: from  and  after  the  date
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hereof to but excluding June 30, 1999, the Applicable Margin for Corporate Base Rate Loans shall be 0.75% and the Applicable Margin for Eurodollar Loans shall be 1.10%. Thereafter, if at the end of any fiscal quarter (commencing with the quarter ending on April 3, 1999), the Tangible Net Worth Ratio is within the respective ranges set forth below, then with respect


                     Credit Agreement -- Page 1


to Corporate Base Rate Loans and Eurodollar Loans the "Applicable
Margin" at all times during the second succeeding fiscal quarter shall be the respective percentages set forth opposite such ratios:


                                 Applicable Margin    Applicable Margin
  Tangible Net                   for Corporate        for Eurodollar
  Worth Ratio                    Base Rate Loans      Loans
  --------------                 -----------------    --------------
  Greater than 1.25 to 1                0.25%                1.50%

  Less than or equal to 1.25
  to 1,but greater than .80 to 1        0.50%                1.25%

  Less than or equal to .80 to 1        0.75%                1.10%


provided, however, that during any period that the Borrower has failed to deliver the financial statements or the Borrowing Base and Compliance Certificate as required by Section 6.1 hereof, the Applicable Margin for Corporate Base Rate Loans shall be 0.25% and the Applicable Margin for Eurodollar Loans shall be 1.50%.

     "Borrowing Base" means, at any date, an amount equal to
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the sum of (i) fifty percent (50%) of the lesser of the cost or market value of all Eligible Inventory, plus (ii) seventy-five percent (75%) of the aggregate amount then due under all Eligible Receivables, plus fifty percent (50%) of the book value of Eligible Equipment. All determinations in connection with the Borrowing Base shall be made initially by the Borrower in accordance with its credit and collection policy and certified to the Agent in the Borrowing Base Certificate; provided, however, that the Agent shall have the right to review and adjust, in its judgment, any such
determination   by   the  Borrower  to   the   extent   such
determination is not in accordance with this Agreement.

     "Borrowing Base Certificate" has the meaning assigned to
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such term in Section 6.1 hereof.

     "Borrowing Date" shall mean the date of each borrowing under
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Section 2.2 hereof.

     "Business Day" shall mean any day on which commercial banks
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are not authorized or required to close in Shawnee, Kansas or Chicago, Illinois; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealing in Dollar deposits in the London interbank market.

     "Capital  Expenditures" shall mean, without duplication,
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(i) expenditures (whether paid in cash or accrued as a liability) for fixed assets, tooling, plant and equipment (including without limitation the incurrence of Capital Lease Obligations), (ii) any other expenditures (including without limitation all software research and development costs) that would be classified as capital expenditures under GAAP, and (iii) the amount of consideration paid (other than in equity securities of the Borrower) and/or any monetary obligation incurred in respect of the purchase price for any Acquisition.

     "Capital Lease Obligations" shall mean, as to any Person,
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the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.


                   Credit Agreement -- Page 2

    "Change in Control" shall be deemed to have occurred  if
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(a) any person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) a change shall occur during any period in the Board of Directors of the Borrower in which the individuals who constituted the Board of Directors of the Borrower at the beginning of such period (together with any other director whose election by the Board of Directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office.

    "Code" shall mean the Internal Revenue Code of 1986,  as
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amended.

    "Collateral"  shall  mean  the  properties  and   assets
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described in the Security Documents, and all other properties and assets which may be pledged or mortgaged hereafter by any Person to secure the payment and/or performance of any Obligations.

    "Commitments"   shall   mean   the   Revolving    Credit
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Commitments.

    "Computation  Date"  shall mean  the  last  day  of  any
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calendar month.

    "Consolidated  Net Income" shall mean, for  any  period,
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the net income and net losses of the Borrower and its Subsidiaries on a consolidated basis as defined according to GAAP.

    "Consolidated  Net Worth" shall mean, at any  date,  the
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amount shown as "total shareholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

    "Continue,"  "Continuation" and "Continued" shall  refer
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to the continuation of a Loan of one type as a Loan of the same type from one Interest Period to the next Interest
Period.

    "Convert," "Conversion," and "Converted" shall refer  to
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a conversion pursuant to Section 2.7 hereof of Loans of one type into Loans of the other type.

    "Corporate  Base Rate" shall mean the rate  of  interest
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from time to time announced by Mercantile Bank as its "corporate base rate," with the understanding that such "corporate base rate" may be one of the several announced interest rates and serves as a basis on which effective rates of interest are from time to time calculated for loans making reference thereto, and may not be the lowest, best or most favored of the interest rates offered by Mercantile Bank.

    "Corporate Base Rate Loans" shall mean Loans  which,  at
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the time, pursuant to the terms of this Agreement, bear interest at rates based on the Corporate Base Rate.

    "Credit   Documents"  shall  mean,  collectively,   this
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Agreement, the Notes, the Security Documents, all Letters of Credit, all Reimbursement Agreements, and all other documents executed in connection herewith or as security for the Notes, as any or all of the foregoing may be renewed, extended, amended, modified, supplemented, replaced, or rearranged from time to time.

    "Current  Assets" shall mean, at any date,  the  current
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assets of the Borrower and its Subsidiaries determined on a consolidated basis as of such date in accordance with GAAP.

    "Current  Liabilities"  shall mean,  at  any  date,  the
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current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis as of such date in accordance with GAAP.

    "Current  Ratio" shall mean, at any date, the  ratio  of
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Current Assets to Current Liabilities.

    "Default"  shall mean an Event of Default  or  an  event
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which with notice or lapse of time or both would become an Event of Default.

    "Default  Rate" shall mean, in respect of any  principal
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of any Loan or any other amount whatsoever payable by the Borrower under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on and including the due date of such amount to but not including the date such amount is paid in full equal to three percent (3%) per annum above the Corporate Base Rate from time to time.

    "Dollars" and "$" shall mean lawful money of the  United
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States of America.

    "EBITDA"  shall  mean, for any period, Consolidated  Net
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Income for the period in question plus (a) the sum of (i) all amounts deducted in arriving at such Consolidated Net Income in respect to Interest Expense for such period;
federal, state and local income taxes for such period; depreciation and amortization and other noncash nonoperating charges for such period; and to the extent not included in the above, miscellaneous expenses from nonoperating transactions which do not relate to any extraordinary items for such period and (ii) extraordinary losses for such period, minus (b) the sum of (i) all amounts included in arriving at such Consolidated Net Income in respect of miscellaneous income from nonoperating transactions and which do not relate to any extraordinary items for such period; and (ii) all extraordinary profits for the period, determined on a consolidated basis for the Borrower and its Subsidiaries.

    "Eligible  Equipment" means, at any date, all  Equipment
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of  the  Borrower  and  its Subsidiaries  except:   (i)  all
Equipment which in the reasonable opinion of the Agent is obsolete or unmerchantable, (ii) all Equipment which the Agent in its sole discretion deems not to be Eligible Equipment, based on such considerations as the Agent (with the consent of the Majority Banks) may reasonably deem appropriate, (iii) all Equipment which is subject to any Lien or any other claim of any kind or nature whatsoever,
(iv) all Equipment which does not comply in all material respects with applicable laws, rules and regulations, (v) all Equipment which is defective, unusable, or otherwise fails to meet the requirements of the Borrower or such Subsidiary in any material respect, (vi) all Equipment as to which any representation or warranty applicable thereto and made herein or in any of the other Credit Documents is or becomes untrue in any respect or as to which any covenant applicable thereto and contained herein or in any of the other Credit Documents shall not have been complied with in any material respect, (vii) all Equipment consigned or leased to or from any Person, and (viii) all Equipment that is or becomes a fixture under the laws of the jurisdiction where such Equipment is located.

    "Eligible  Inventory" means, at any date, all  Inventory
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of the Borrower and its Subsidiaries other than Foreign Subsidiaries except: (i) all Inventory which in the reasonable opinion of the Agent is obsolete or unmerchantable, (ii) all Inventory which the Agent (with the consent of the Majority Banks) in its sole discretion deems not to be Eligible Inventory, based on such considerations as the Agent (with the consent of the Majority Banks) may reasonably deem appropriate, (iii) all Inventory which is subject to any Lien or any other claim of any kind or nature whatsoever, (iv) all Inventory which does not comply in all material respects with all applicable laws, rules and regulations, (v) all Inventory which is defective, unusable, or otherwise fails to meet the requirements of the Borrower or such Subsidiary in any material respect, (vi) all
Inventory as to which any representation or warranty applicable thereto and made herein or in any of the other Credit Documents is or becomes untrue in any respect or as to which any covenant applicable thereto and contained herein or in any of the other Credit Documents shall not have been complied with in any material respect, and (vii) all Inventory consigned or leased to or from any other Person.

    "Eligible   Receivables"  means,  at   any   date,   all
     ----------------------
Receivables of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) except:

    (i) all Receivables (a) with respect to which an invoice or bill has not been issued or with respect to which any amount due under such Receivable remains unpaid more than 150 days after the date of the original invoice or bill for such Receivable, (b) from any obligor as to whom more than 25% of the aggregate amount due under all Receivables owing from such obligor remains unpaid for that same 150 day period, (c) from an obligor who is insolvent or bankrupt, (d) from an obligor disapproved by the Agent (with the consent of the Majority Banks), in its sole discretion, for reasonable cause, or (e) which should be classified as delinquent or written off as uncollectible in the Agent's reasonable credit judgment;

    (ii) any Receivable which (a) is in dispute or is subject to any Lien or any offset, claim or defense of any kind or nature whatsoever, or (b) does not comply in all a material respects with all applicable laws, rules and regulations, or (c) was due at any time to a Foreign Subsidiary or is not payable in Dollars.

    (iii) any Receivable (a) due from suppliers of Inventory to the extent the Borrower or any of its Subsidiaries is indebted to such suppliers, (b) which the Borrower or such Subsidiary rescinds, annuls, or modifies (to the extent the modification reduces the amount due or otherwise causes the Receivable to be excepted out pursuant to this definition), (c) with respect to which the payment of any amount due thereunder is contingent upon the fulfillment of any condition whatsoever (other than for the Borrower's customary acceptance procedures), or arises from any repurchase or return arrangement, or (d) which the Agent (with the consent of the Majority Banks) in its sole discretion deems not to be an Eligible Receivable, based on such considerations as the Agent (with the consent of the Majority Banks) may reasonably deem appropriate; and

    (iv) all Receivables as to which any representation or warranty applicable thereto and made herein or in any of the Credit Documents is or becomes untrue in any material respect or as to which any covenant applicable thereto and contained herein or in any part of the Credit Documents shall not have been complied with in any material respect.

    "Environmental  Laws" shall mean any  and  all  federal,
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state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or Petroleum Product or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. 1251, et seq., the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7
U.S.C.   136  et  seq.,  the  Surface  Mining  Control   and
Reclamation  Act  1200 et seq. ("SMCRA"),  30  U.S.C.   1201
et   seq.,   the   Comprehensive   Environmental   Response,
Compensation and Liability Act ("CERCLA"), 42  U.S.C.   9601
et seq., the Superfund Amendments and Reauthorization Act of
1986  ("SARA"),  Public  Law 99-499,  100  Stat.  1613,  the
Emergency Planning and Community Right-to-Know Act ("EPCRA"), 42 U.S.C. 1101 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., and the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. 655 and 657, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

    "ERISA"  shall  mean  the  Employee  Retirement   Income
     -----
Security Act of 1974, as amended from time to time.

    "ERISA  Affiliate" shall mean any corporation  or  trade
     ----------------
or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

    "Equipment"   shall   mean  all  machinery,   furniture,
     ---------
computers, office equipment, vehicles and other equipment, as that term is defined in the Uniform Commercial Code as in effect from time to time in the State of Missouri.

    "Eurodollar  Loans" shall mean Loans the interest  rates
     -----------------
of  which are, at the time, determined on the basis of rates
referred   to   in  the  definition  of  "LIBOR"   in   this
Section 1.1.

    "Event  of  Default" shall have the meaning assigned  to
     ------------------
such term in Section 7 hereof.

    "Existing  Credit  Agreement" shall  mean  that  certain
     ---------------------------
Credit Agreement dated as of April 18, 1994, by and among Mercantile Bank (as the successor in interest to Mark Twain Kansas City Bank), Harris Trust and Savings Bank, Cerner Corporation, and Cerner Properties, Inc., as amended to date.

    "Fiscal   Period"  shall  mean  the  period  of   twelve
     ---------------
consecutive months ending on a Computation Date.

    "Fixed  Charges" shall mean, for any Fiscal Period,  the
     --------------
sum of (i) all Interest Expense during such period (provided, however, that in the case of the 11 months ending immediately following the date of this Agreement, Interest Expense shall be calculated on the basis of annualized Interest Expense for the actual number of months that have ended since the date of this Agreement), (ii) current maturities of Indebtedness (excluding advances under the Revolving Credit Loans) as of the last day of such period,
(iii) 20% of the outstanding balance of the Revolving Credit Loans and the LC Exposure at the end of such Fiscal Period, but only if the Revolving Credit Termination Date is one year or more later than the last day of such Fiscal Period, and (iv) rental expense on operating and other long-term lease obligations as of the last day of such period, determined on a consolidated basis for the Borrower and its Subsidiaries.

    "Fixed  Charge  Coverage  Ratio"  shall  mean,  for  any
     ------------------------------
Fiscal Period, the ratio of (i) EBITDA for such Fiscal Period, minus Capital Expenditures, plus rental expense on
         -----                       ----
operating and other long-term lease obligations as of the last day of such Period to (ii) Fixed Charges for such Fiscal Period, determined on a consolidated basis for the Borrower and its Subsidiaries.

    "Foreign Subsidiary" shall mean any Subsidiary  that  is
     ------------------
not organized under the laws of any State of the United States of America or that has any permanent place of business outside the United States of America, and shall include Cerner Corporation PTY Limited, a corporation organized under the laws of Australia, Cerner FSC, Inc., a corporation organized under the laws of Barbados, Cerner Limited, a corporation organized under the laws of the United Kingdom, Cerner Deutschland GmbH, a corporation organized under the laws of Germany, Cerner Singapore Limited, a Delaware corporation, Cerner Canada Limited, a
Delaware corporation, and Cerner (Malaysia) SDN BHD, a corporation organized under the laws of Malaysia.

    "Funded  Debt"  shall mean, as to the Borrower  and  its
     ------------
Subsidiaries  determined  on a consolidated  basis,  without duplication, all Indebtedness (including Capital Lease Obligations and Guaranties of Indebtedness of others), regardless of maturity.

    "Funded  Debt Ratio" shall mean, at any date, the  ratio
     ------------------
(expressed as a percentage) of (i) the aggregate outstanding Funded Debt to (ii) Total Capitalization on such date, determined on a consolidated basis for the Borrower and its Subsidiaries.

    "GAAP"   shall   mean   generally  accepted   accounting
     ----
principles in the United States of America, as in effect from time to time.

    "Governmental  Authority"  shall  mean  any  nation   or
     -----------------------
government, any state or other political subdivision thereof, and any branch, department, or agency thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government.

    "Guarantee"  shall mean, in respect of any  Person,  any
     ---------
obligation, contingent or otherwise, of such Person directly or  indirectly  guaranteeing  any  Indebtedness  of  another
Person,  including  without  limitation  by  means   of   an
agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to maintain financial covenants, or to assure the payment of such Indebtedness by an agreement to make payments in respect of goods or services regardless of whether delivered, or otherwise, provided, that the term "Guarantee" shall not include endorsements for deposit or collection in the ordinary course of business;
and such term when used as a verb shall have a correlative meaning.

    "Hazardous   Materials"   shall   mean   any   flammable
     ---------------------
materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any applicable Environmental Law.

    "Inactive  Subsidiaries" means Cerner  Healthwise,  Inc.
     ----------------------
and Cerner Performance Logistics, Inc.

    "Indebtedness"  shall  mean, as  to  any  Person,  on  a
     ------------
consolidated basis with such Person's Subsidiaries, without duplication: (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments, (ii) all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business which are not overdue by more than 30 days or which are being contested in good faith by appropriate proceedings, (iii) all Capital Lease Obligations of such Person, (iv) all Indebtedness of others secured by a Lien on any properties, assets or revenues of such Person to the extent of the value of the property subject to such Lien, (v) all Indebtedness of others Guaranteed by such Person and (vi) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers' acceptances.

    "Interest Expense" shall mean, for any period, all  cash
     ----------------
and noncash interest on Indebtedness (including imputed interest on Capital Lease Obligations) of the Borrower and its Subsidiaries during such period; provided, however, that
                                     --------  -------
there shall be added to "Interest Expense" any fees or commissions or net losses amortized during such period under any Interest Rate Protection Agreement and any fees or commissions payable in connection with any letters of credit during such period and there shall be subtracted from "Interest Expense" any net gains under any Interest Rate Protection Agreement during such period.

    "Interest  Period"  shall  mean,  with  respect  to  any
     ----------------
Eurodollar Loan, each period commencing on the date such Loan is made, Continued, or Converted, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) any Interest Period for any Loan which would otherwise extend beyond the Termination Date applicable to such Loan shall end on such Termination Date; (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); and (c) the Borrower shall select the duration of Interest Periods in such a way so that, notwithstanding clauses (a) and (b) above, no Interest Period shall have a duration of less than one month (and, if any Eurodollar Loans would otherwise have an Interest Period of a shorter duration, they shall be Corporate Base Rate Loans for the relevant period).

    "Interest  Rate  Protection Agreement"  shall  mean  any
     ------------------------------------
interest rate swap, cap, collar agreement or similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

    "Inventory" shall mean all goods, merchandise and  other
     ---------
personal property now owned or hereafter acquired by the Borrower or any of its Subsidiaries and which are (i) held by the Borrower or any of its Subsidiaries for sale or lease, (ii) furnished or to be furnished by the Borrower or any of its Subsidiaries under any contract for service,
(iii) raw materials, (iv) work in progress, and/or (v) materials used or consumed, or to be used or consumed, in the business of Borrower or any of its Subsidiaries.

    "Investment"  by  any Person in any other  Person  shall
     ----------
mean: (i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such first Person for or in connection with any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or as a capital contribution to such other Person; and (ii) the principal amount of any advance, loan or extension of credit by such first Person to such other Person (other than any such advance, loan or extension of credit having a stated term not exceeding 60 days made by such first Person to its trade customers in the ordinary course of its business) and (without duplication) any amount committed to be advanced, loaned or extended by such first Person to such other Person.

    "LC  Exposure"  shall  mean, at any  time,  the  sum  of
     ------------
(i) the aggregate face amount of all Letters of Credit then outstanding, plus (ii) the aggregate amount of all payments made by the Issuing Bank under or in connection with any Letter of Credit for which the Issuing Bank has not been reimbursed.

    "Letters of Credit" shall mean letters of credit  issued
     -----------------
by the Issuing Bank for the account of the Borrower pursuant to Section 2.21 hereof.

    "LIBOR" shall mean, with respect to any Eurodollar  Loan
     -----
for any Interest Period therefor, (i) the LIBOR Index Rate for such Interest Period, if such rate is available, and
(ii) if the LIBOR Index Rate cannot be determined, the arithmetic mean, as determined by the Agent, of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each of the Reference Banks and notified to the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount
comparable  to  the  aggregate  principal  amount   of   the
Eurodollar Loans to be held by the Agent for such Interest Period. If any Reference Bank does not timely furnish such information for determination of any rate, the Agent shall determine such rate on the basis of information timely furnished by the remaining Reference Banks.

    "LIBOR  Index Rate" means for any Interest  Period,  the
     -----------------
rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) for deposits in Dollars for a period equal to such Interest Period, as quoted, as of 11:00 a.m. (London, England time) on the date two Business Days before the first day of such Interest Period, on the appropriate Telerate page or by such other financial news service (electronic or otherwise) as the Agent, acting in a commercially reasonable manner, may elect to utilize from time to time.

    "LIBOR  Reserve  Adjusted  Rate"  shall  mean,  for  any
     ------------------------------
Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of
(a) LIBOR for such Loan for such Interest Period divided  by
(b) 1 minus the Reserve Requirements for such Loan for such Interest Period.

    "Lien"  shall  mean any mortgage, lien,  pledge,  claim,
     ----
charge, security interest or encumbrance of any kind, including without limitation the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, or any agreement to create or grant any of the foregoing or prohibiting the Borrower or any of its Subsidiaries from granting Liens on their respective assets for the benefit of the Banks.

    "Loans" shall mean the Revolving Credit Loans.
     -----

    "Majority  Banks" shall mean, at any time, one  or  more
     ---------------
Banks holding at least 66-2/3% of the aggregate principal amount of Loans or, if no Loans are at the time outstanding, one or more Banks having at least 66-2/3% of the Commitments.

    "Mandatory  Prepayments" shall mean the  prepayments  of
     ----------------------
the Loans required by Section 2.11 hereof.

    "Multiemployer Plan" shall mean a Plan defined  as  such
     ------------------
in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

    "Notes" shall mean Revolving Credit Notes.
     -----

    "Obligations"    shall    mean,    collectively,     all
     -----------
indebtedness, liabilities and obligations whatsoever of the Borrower to the Banks whether now existing or hereafter arising under or in connection with this Agreement and/or any of the other Credit Documents, including without limitation, the principal of, and interest on, the Loans, all future advances thereunder, and all other amounts now or hereafter owing to the Banks under this Agreement, the Notes, the Letters of Credit, the Reimbursement Agreements, the Subsidiary Guaranty, or any of the other Credit Documents.

    "PBGC"   shall   mean  the  Pension   Benefit   Guaranty
     ----
Corporation or any entity succeeding to any or all of its functions under ERISA.

    "Permitted Liens" shall mean:
     ---------------

    (i) pledges or deposits by the Borrower or any of its Subsidiaries under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Borrower or any of its Subsidiaries), or leases to which the Borrower or any of its Subsidiaries are parties, deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries, deposits of cash or U.S. Government bonds to secure surety or appeal bonds or payment or performance bonds to which the Borrower or any of its Subsidiaries are parties or which are issued for their account (other than for the payment of Indebtedness of the Borrower or any of its Subsidiaries), or deposits for the payment of rent (provided that such deposits as security for the payment of rent are required in the ordinary course of business);

    (ii) Liens   imposed   by   law,  such   as   carrier's,
         warehousemen's, materialmen's and mechanics' Liens; provided, however, that the aggregate amount of liabilities with respect to such Liens are otherwise permitted by the terms of this Agreement, are not yet overdue or in dispute, and do not exceed $2,500,000 at any one time outstanding for the Borrower and its Subsidiaries in the aggregate; provided further that in the event the liabilities with respect to any such Liens become past due in accordance with their terms or are in dispute, and with respect to all Liens arising out of judgments or awards, the Borrower or relevant Subsidiary shall currently be contesting such Liens by prosecuting an appeal or proceeding for review in good faith and by proper procedure, such Liens shall be bonded against to the satisfaction of the Majority Banks, and such Liens shall not exceed $2,500,000 at any one time outstanding in the aggregate;

    (iii) Liens for taxes not yet subject to penalties for non-payment, the payment of which is being contested in good faith by appropriate proceedings, and Liens for taxes which are not yet overdue;

    (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or other Liens incidental to the conduct of the business of the Borrower or any of its Subsidiaries or to the ownership of their property which were not incurred in connection with Indebtedness of the Borrower or any of its Subsidiaries, and which Liens do not materially detract from the value of said properties or materially impair the operation of the business of the Borrower or any of its Subsidiaries;

    (v) Liens created in connection with Capital Lease Obligations, provided that such Liens do not encumber any property other than the property financed by the capital lease under which such Capital Lease Obligations exist;

    (vi) Liens existing on any assets acquired by the Borrower or any of its Subsidiaries after the date of this Agreement or created at the time of acquisition of such assets by the Borrower or any of its Subsidiaries after the date of this Agreement to secure purchase money Indebtedness; provided that any such acquisition or incurrence of Indebtedness must be permitted by all other applicable provisions of this Agreement, that the Lien must not extend to any assets other than those being acquired, that the purchase money Indebtedness not exceed 90% of the value of the asset so acquired, and that the aggregate amount of purchase money Indebtedness secured by all such Liens (excluding the aggregate amount of purchase money Indebtedness incurred pursuant to an Acquisition that is permitted by the terms of this Agreement) shall not exceed $5,000,000;

    (vii) existing Liens in respect of property, assets or revenues of the Borrower or any of its Subsidiaries listed on Schedule 1.1 hereto;

    (viii) Liens arising by operation of law in favor of landlords in connection with the leasing of real property in the ordinary course of business, to the extent such liens encumber only personal property located on the leased property and the obligations secured thereby are limited to obligations arising under the related lease; and

    (ix) extensions, renewals, refinancings or replacements of any Permitted Liens referred to above, provided that, with respect to any such Liens described in subparts (v), (vi) and (vii) immediately above, the principal amount of the obligation secured thereby is not increased and that any such extension, renewal, refinancing or replacement is limited to the property originally encumbered thereby.

    "Person"   shall   mean  any  individual,   corporation,
     ------
partnership,    trust,    joint   venture,    unincorporated
association   or   other  enterprise  or  any   Governmental
Authority.

    "Petroleum    Products"   shall   mean,    collectively,
     ---------------------
gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products.

    "Plan"  shall mean an employee benefit plan  established
     ----
or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

    "Quarterly  Date" shall mean the last  Business  Day  of
     ---------------
each March, June, September and December, the first of which shall be the first such day after the date of this Agreement.

    "Receivables"  means all rights of the Borrower  or  any
     -----------
of its Subsidiaries to receive payment for goods sold, licensed or leased or for services rendered by the Borrower or any of its Subsidiaries in the ordinary course of business which are not evidenced by an instrument or chattel paper, together with all interest, finance charges or other amounts payable by an obligor in respect thereof.

    "Reference Banks" shall mean three banks that  regularly
     ---------------
quote rates for the offering by such bank to leading banks in the London interbank market of Dollar deposits, which shall be selected from time to time by the Agent and designated as such for purposes of this Agreement.

    "Regulation D" shall mean Regulation D of the  Board  of
     ------------
Governors of the Federal Reserve System (or any successor thereto), as the same may be amended or supplemented from time to time.

    "Regulatory  Change"  shall mean, with  respect  to  any
     ------------------
Bank, any change after the date of this Agreement in United States Federal or state law or regulations, or the entry, adoption, or making after such date of any order, interpretation, directive, or request of or under any United States Federal or state law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, applying to a class of banks including such Bank.

    "Reimbursement  Agreement" shall  mean  any  application
     ------------------------
and/or reimbursement agreement pursuant to which a Letter of Credit has been issued, as the same may be amended, modified, supplemented or replaced from time to time.

    "Reimbursement  Obligations" shall mean,  at  any  time,
     --------------------------
the obligations of the Borrower then outstanding, or which may thereafter arise in respect to all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

    "Replacement  Applicable Margin" means as  follows:   if
     ------------------------------
at the end of any fiscal quarter the Tangible Net Worth Ratio is within the respective ranges set forth below, then with respect to Corporate Base Rate Loans and Eurodollar Loans the "Replacement Applicable Margin" at all times during the second succeeding fiscal quarter shall be the respective percentages set forth opposite such ratios:


                                  Replacement            Replacement
                                  Applicable Margin      Applicable Margin
  Tangible Net                    for Corporate          for Eurodollar
  Worth Ratio                     Base Rate Loans        Loans
 --------------                   -----------------      --------------

  Greater than 1.25 to 1                0.00%               1.75%

  Less than or equal to 1.25
  to 1, but greater than .80 to 1       0.25%               1.50%

  Less than or equal to .80 to 1        0.50%               1.35%


provided, however, that during any period that the Borrower has failed to deliver the financial statements or the Borrowing Base and Compliance Certificate as required by
Section 6.1 hereof, the Replacement Applicable Margin for Corporate Base Rate Loans shall be 0% and the Replacement Applicable Margin for Eurodollar Loans shall be 1.75%.

    "Requirement of Law" shall mean for any Person any  law,
     ------------------
treaty, regulation, rule, order, judgment or decree, or any other determination or requirement of any Governmental Authority or arbitrator applicable to or binding on such Person or any of its property or to which such Person or any of its property is subject.

    "Reserve  Requirement" shall mean,  for  any  Eurodollar
     --------------------
Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by any Bank against "Eurocurrency liabilities" (as such term is used in Regulation D), which shall be determined without benefit of or credit for exemptions, prorations or offsets. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of "LIBOR" in this Section 1.1 or
(b) any category of extension of credit or other assets which includes the Eurodollar Loans.

    "Restricted Payments" shall have the meaning  set  forth
     -------------------
in Section 6.12 hereof.

    "Revolving  Credit Commitment" shall mean,  as  to  each
     ----------------------------
Bank, the obligation of such Bank to make Revolving Credit Loans under Section 2.1(a) hereof up to an aggregate principal amount at any one time outstanding equal to the amount set forth opposite the name of such Bank on Exhibit A hereto under the heading "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to
Section 2.3 hereof), minus (without duplication) the principal amount of such Bank's Revolving Credit Loans then outstanding and the amount, if any, of such Bank's LC Exposure as of the date on which any determination of such Bank's Revolving Credit Commitment is being made; provided, however, that at no time shall any Bank's Revolving Credit Commitment exceed its pro rata share of the Borrowing Base then in effect. The original aggregate amount of the Revolving Credit Commitments is $18,000,000.

    "Revolving Credit Loan" shall have the meaning  assigned
     ---------------------
to such term in Section 2.1(a) hereof.

    "Revolving  Credit  Notes"  shall  mean  the  promissory
     ------------------------
notes defined as such in Section 2.6 hereof.

    "Revolving  Credit Termination Date"  shall  mean  March
     ----------------------------------
31, 2002; provided, however, that if such date would otherwise fall on a date which is not a Business Day, the Revolving Credit Termination Date shall be the next preceding Business Day.

    "SEC"  shall mean the Securities and Exchange Commission
     ---
or any successor thereto.

    "Security  Documents"  shall  mean,  collectively,   the
     -------------------
Subsidiary Guaranty, the Reimbursement Agreements and all other documents executed as security for the Obligations to the extent set forth therein, as any or all of the foregoing may be renewed, extended, amended, modified, supplemented or replaced from time to time.

    "Subsidiary"  shall mean, with respect  to  any  Person,
     ----------
any corporation or other entity of which at least a majority of the outstanding securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Notwithstanding the preceding sentence, Health Network Ventures, Inc. shall not be considered a "Subsidiary" of the Borrower, for purposes of this Agreement, unless the Borrower directly or indirectly owns or controls at least 75% of its outstanding voting securities.

    "Subsidiary  Guarantor" shall mean  each  Subsidiary  of
     ---------------------
the Borrower other than the Foreign Subsidiaries. As of the date hereof, the Subsidiary Guarantors are Cerner Properties, Inc., Cerner International, Inc., Multum Information Services, Inc., Cerner Health Connections, Inc., Cerner Health Facts, Inc., Cerner Healthwise, Inc. and Cerner Performance Logistics, Inc.

    "Subsidiary   Guaranty"  shall   mean   the   Subsidiary
     ---------------------
Guaranty, executed by each Subsidiary Guarantor for the benefit of the Agent, dated as of the date hereof, as the same may be amended, modified, supplemented or replaced from time to time.

    "Tangible   Net  Worth"  shall  mean,   at   any   date,
     ---------------------
Consolidated Net Worth minus any amount included in the determination thereof which would be attributable to goodwill and any other intangible item (other than intangible items attributable to capitalized software costs).

    "Tangible Net Worth Ratio" shall mean, at any date,  the
     ------------------------
ratio of (i) the total liabilities of the Borrower and its Subsidiaries determined on a consolidated basis on such date, to (ii) Tangible Net Worth on such date.

    "Termination  Date"  shall  mean  the  Revolving  Credit
     -----------------
Termination Date.

    "Total Capitalization" shall mean, at any date, the  sum
     --------------------
of (i) Funded Debt, plus (ii) Tangible Net Worth.

    "Wholly-Owned  Subsidiary" shall mean, with  respect  to
     ------------------------
any Person, any Subsidiary of such Person all of the shares of capital stock (and all rights and options to purchase such shares) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person or another Wholly-Owned Subsidiary of such Person.

    Additional definitions may be found in the preamble and throughout this Agreement.

    1.2.Accounting Terms; Statements of Variation.
        -----------------------------------------

    (a) All accounting terms used herein shall (except as otherwise expressly provided herein) be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent, the Banks or the Issuing Bank hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the accounting principles used in the preparation of the audited financial statements of the Borrower and its Subsidiaries on a consolidated basis referred to in Section 5.2 hereof.

    (b) the Borrower shall deliver to the Banks at the same time as the delivery of any annual or monthly financial statement under Section 6.1 hereof notice of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the immediately preceding annual or monthly financial statements, as the case may be.

    (c) Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation
of   the  audited  financial  statements  referred   to   in
Section 5.2 hereof are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the
Financial   Accounting  Standards  Board  or  the   American
Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms in or relating to Section 6 hereof, the parties hereto agree to enter into discussions with a view to amending such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Borrower on a consolidated basis shall be the same after such changes as if such changes had not been made, provided that no change in GAAP that would affect the method of calculation of any of said financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Majority Banks, to so reflect such change in accounting principles.

    (d) the Borrower and its Subsidiaries shall maintain their respective accounts on the basis of a fiscal year ending on the Saturday closest to December 31 of each year.

    1.3.General Rules.  For the purposes of this  Agreement,
        -------------
the words "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to a particular section, paragraph or other subdivision.

SECTION 2.  THE COMMITMENTS
---------------------------

    2.1. Loans.
         -----
    (a) Each Bank severally agrees, on and subject to the terms of this Agreement to make loans to the Borrower from time to time on any Business Day during the period from and including the date hereof to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the amount of such Bank's Revolving Credit Commitment as then in effect, or (ii) the Bank's pro rata share of the Borrowing Base then in effect. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments. Loans made pursuant to this
Section 2.1 are herein called "Revolving Credit Loans."
                               ----------------------

    (b) The Loans made on each Borrowing Date may, on and subject to the terms and conditions of this Agreement, be Corporate Base Rate Loans or Eurodollar Loans (each being referred to in this Agreement as a "type" of Loan) as specified in the relevant notice of borrowing referred to in
Section 2.2(a) hereof; provided that (i) no more than four Loans constituting Eurodollar Loans may be outstanding from each Bank at any one time and (ii) subject to clause (i) above, the Borrower may Convert Loans of one type into Loans of the other type or Continue Loans of one type as Loans of the same type, all as hereinafter provided.

    2.2.Borrowings.
        ----------

    (a) The Borrower shall give the Agent notice (which shall promptly notify the Banks by telephone, confirmed promptly in writing) of each borrowing hereunder as provided in Section 2.15 hereof.

    (b) Not later than 2:00 p.m. Kansas City time on the date specified for each borrowing hereunder, each Bank shall make available to the Agent the amount of the Loan to be made by it on such date, at such account maintained by the Agent as the Agent shall specify, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the Borrower by depositing the same, in immediately available funds, in one or more accounts of the Borrower maintained with Mercantile Bank.

    2.3.Reductions and Changes of Commitments.
        -------------------------------------

    (a) The Borrower shall have the right to terminate in whole, but not in part, the Revolving Credit Commitments, upon notice as provided herein.

    (b) Commitments once terminated in accordance with paragraph (a) of this Section 2.3 may not be reinstated, unless each Bank shall agree to the reinstatement of such Commitments upon the request of the Borrower; provided, however, that any Bank may decline any such request for reinstatement, in its sole discretion.

    2.4.Lending  Offices.  The Loans of each  type  made  by
        ----------------
each Bank shall be made and maintained at such Bank's applicable lending office for Loans of such type.

    2.5.Several  Obligations;  Remedies  Independent.    The
        --------------------------------------------
failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, and neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

    The amounts payable by the Borrower at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and its Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes; provided, however, that this Section 2.5 shall not be construed to permit acceleration of any obligation hereunder, or cancellation by any Bank of its Commitments hereunder, other than in accordance with Section 7 hereof or as otherwise expressly permitted by the terms of this Agreement.

    2.6.Notes.   The  Revolving Credit Loans  made  by  each
        -----
Bank under its Revolving Credit Commitment shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B hereto. Each Note shall be dated as of the date hereof, payable to the order of such Bank in a principal amount equal to the amount of such Commitment as then in effect and otherwise duly completed. Each Loan made by each Bank under its Commitments, and all payments and prepayments made on account of the principal thereof, shall be recorded by such Bank on its books and records.

    2.7.Conversion  or  Continuation of Loans.   Subject  to
        -------------------------------------
Section 4 hereof, the Borrower shall have the right to Convert Loans of one type into Loans of the other type or Continue Loans of one type as Loans of the same type, at any time or from time to time, provided that Eurodollar Loans may be Converted only on the last day of an Interest Period for such Loans.

    2.8.Repayment of Loans.  The Borrower shall pay  to  the
        ------------------
Agent for the account of each Bank the full outstanding principal amount of such Bank's Revolving Credit Loans made under its Revolving Credit Commitment (and all accrued interest thereon in accordance with Section 2.9) on the Revolving Credit Termination Date, or such earlier date as may be herein provided.

    2.9.Interest.
        --------

    (a) The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Revolving Credit Loan of such Bank for the period commencing on and including the date of such Revolving Credit Loan to but excluding the date such Revolving Credit Loan is paid in full, at the following rates per annum:

         (i) during any period while such Revolving Credit Loan is a Corporate Base Rate Loan, the Corporate Base Rate (as in effect from time to time) minus the Applicable Margin (as in effect from time to time); and

         (ii) during any period while such Revolving Credit Loan is a Eurodollar Loan, for each Interest Period relating thereto, the LIBOR Reserve Adjusted Rate for such Revolving Credit Loan for such Interest Period plus the Applicable Margin (as in effect from time to time).

    (b) Notwithstanding the provisions of clause (a) above, the Borrower shall pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan of such Bank, and on any interest or other amount payable by the Borrower, as applicable, hereunder or under any Note held by such Bank, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on and including the due date thereof until the same is paid in full.

    (c) Accrued interest on each Loan shall be payable (i) in the case of a Corporate Base Rate Loan, on each
Quarterly Date, and (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period; provided that interest payable at the Default Rate shall be payable from time to time on demand.

    (d) Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Banks and the Borrower thereof.

    (e) The "Applicable Margin," as used in this Section 2.9, is subject to being replaced by the Replacement Applicable Margin, subject to the terms and conditions of
Section   2.22   hereof.   This  subsection   (e)   is   for
informational purposes only.

    2.10.       Optional  Prepayments.  The  Borrower  shall
                ---------------------
have the right to prepay the Loans in whole or in part at any time without premium or penalty, subject to giving the Agent prior notice in accordance with the provisions of
Section 2.15 hereof, provided that (a) each such partial prepayment shall be in the aggregate principal amount of not less than $100,000, and (b) any prepayment of a Eurodollar Loan may be made only on the last day of the Interest Period therefor. Amounts prepaid in respect of Revolving Credit Loans under this Section 2.10 may be reborrowed on and subject to the terms and conditions hereof.

    2.11.       Mandatory  Prepayments.  On  any  date,  the
                ----------------------
Borrower shall prepay the principal of the Revolving  Credit
Loans to the extent the then outstanding principal balance thereof exceeds the Borrowing Base then in effect.

    2.12.      Payments.
               --------
    (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Agent at such account maintained by the Agent with Mercantile Bank not later than 1:00 p.m. Kansas City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Payment to the Agent shall be payment to the Banks.

    (b) The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if any Default has occurred and is continuing, the Agent may distribute such payment to the Banks in such manner as it may determine to be appropriate, subject to Section 2.13 hereof).

    (c) Each payment received by the Agent under this Agreement or any Note for the account of a Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for the account of such Bank's applicable lending office for the Loan in respect of which such payment is made; and the Agent shall promptly notify each Bank of the Agent's receipt of such payments.

    (d) All payments by the Borrower hereunder shall be made without deduction, set-off or counterclaim.

    (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall (unless otherwise expressly provided herein) be extended to the immediately succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

    2.13.       Pro  Rata Treatment.  Except to  the  extent
                -------------------
otherwise expressly provided herein:

    (a) each borrowing hereunder shall be made from the Banks, each payment of commitment fee shall be made for the account of the Banks, and each termination or reduction of the amount of the Revolving Credit Commitments shall be applied to such Commitments of the Banks, pro rata according to the amounts of their respective unused Commitments;

    (b) the making, Conversion and Continuation of Loans of a particular type (except as otherwise provided in Section 3 hereof) shall be pro rata among the Banks according to the amounts of their respective Commitments; and

    (c) each payment and prepayment by the Borrower of principal of or interest on the Loans of a particular type shall be made to the Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts thereof.

    2.14.       Minimum Amounts.  Each borrowing, Conversion
                ---------------
or Continuation of Corporate Base Rate Loans shall be in an amount of at least $100,000 and each borrowing, Conversion or Continuation of Eurodollar Loans shall be in an amount of $1,000,000 or a multiple of $100,000 in excess thereof (borrowings, Conversions or Continuations of or into Loans of different types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings or Conversions for purposes of the foregoing, one for each type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Corporate Base Rate Loans during such period.

    2.15.       Certain  Notices.  The Borrower  shall  give
                ----------------
notices to the Agent of all borrowings, terminations of Commitments, Conversions, Continuations or prepayments of Loans, and of the duration of Interest periods, such notices to be substantially in the form of Exhibit C hereto. Each such notice shall be irrevocable and shall be effective only if received by the Agent not later than 1:00 p.m. Kansas City time on the number of Business Days prior to the date of the relevant borrowing, termination, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                   Notice of Business

           Notice                                      Days Prior
           ------                                  ------------------

 Termination of Commitments                                1

 Borrowing or prepayments of, on Conversion into,
 Corporate Base Rate Loans                                 1

 Borrowing or prepayment of, Conversion into,
 Continuation as, or duration on Interest Period for
 Eurodollar Loans                                          3


Each such notice of termination shall specify that it relates to the Revolving Credit Commitments and the aggregate amount of the relevant Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the aggregate amount of Loans to be borrowed, Converted, Continued or prepaid and the amount, the type of Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Borrower fails to select the type of Loan, or the duration of any Interest Period, for any Eurodollar Loan within the time period and otherwise as provided in this Section 2.15, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Corporate Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Corporate Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Corporate Base Rate Loan.

    2.16.       Non-Receipt of Funds by the  Agent.   Unless
                ----------------------------------
the Agent shall have been notified by a Bank or the Borrower prior to the date on which it is scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for the account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt by the Agent, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance on such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank has not, or the Borrower (as the case may be) has not, in fact made the Required Payment to the Agent by the close of business on the date due, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on and including the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of the Borrower, the Corporate Base Rate, and (ii) in the case of a Bank, the Agents cost of overnight funds, in each case for each day such amount was made available by the Agent.

    2.17.      Balances; Sharing of Payments.
               -----------------------------

    (a)  The  Borrower  agrees that,  in  addition  to  (and
without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to set off and apply balances held by it for the account of the Borrower at any of its offices or Affiliates, in Dollars or in any other currency, whether or not matured, against any principal of or interest on any of such Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due in accordance with the terms hereof (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity of any such set off.

    (b) If any Bank shall obtain payment of any principal of or interest on any Loan or Reimbursement Obligation through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Bank than its pro rata share thereof, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by or the Reimbursement Obligations owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans or Reimbursement Obligation held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks or the Reimbursement Obligations owing to such Bank (or in interest due thereon, as the case may be) may exercise any and all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or Reimbursement Obligation in the amount of such participation. Nothing in this Agreement shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 2.17 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 2.17 to share in the benefits of any recovery on such secured claim.

    2.18.       Computation of Interest.   Interest  on  the
                -----------------------
principal amount of the Loans from time to time outstanding, the fees payable under Section 3.1, and any other amount due hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Each payment of interest shall be computed on the basis of the principal amount outstanding during each day of the term of each Loan and Reimbursement Obligation and the interest rate applicable to each such day.

    2.19.      Guaranty.  Payment and/or performance of  the
               --------
Obligations  shall be guaranteed pursuant to the  Subsidiary
Guaranty.

    2.20.      Advances  After  Default.   Notwithstanding
               ------------------------
anything to the contrary herein, but subject, nevertheless, to Section 9.4 hereof, the Majority Banks may, but shall have no obligation of any kind whatsoever to, extend any credit or make any loan or advance to the Borrower under this Agreement, the Notes or any of the other Credit Documents so long as any Default or Event of Default shall have occurred and be continuing.

    2.21.      Letters of Credit.
               -----------------
    (a) From time to time after the date hereof, until the Revolving Credit Termination Date, the Borrower may apply to the Issuing Bank for the Issuing Bank to issue and deliver or to extend the expiry date of one or more letters of credit for the account of the Borrower ("Letters of Credit"), each of which (i) is to be for an aggregate, undrawn amount at any one time outstanding which does not exceed the aggregate amount of the Revolving Credit Commitments then in effect, (ii) is to be in a form approved in writing by the Borrower and the Issuing Bank, (iii) is to be issued pursuant to the Issuing Bank's then-current standard form of application and reimbursement agreement, either as a documentary credit or as a standby letter of credit for such general purposes of the Borrower as are approved by the Issuing Bank, such approval not to be unreasonably withheld, (iv) shall, by its terms, expire not later than the earlier of (A) the first anniversary of the date of issuance or extension (subject to extension for additional one-year periods by the Issuing Bank, in its discretion (and any automatic renewal clause requested in such Letter of Credit shall require notice of non-renewal to be given no more than 90 days from the stated expiry date), and (B) the Revolving Credit

Termination Date; and (v) shall require payment by the Borrower of an issuance fee (A) in the case of standby letters of credit of a percentage per annum of the maximum face amount of the Letter of Credit that is equal to the then current Applicable Margin for Eurodollar Loans minus 0.50% (but in a minimum amount of $250) (subject, however, to the provisions on Section 2.22 regarding the replacement of the Applicable Margin with the Replacement Applicable Margin), payable in advance, annually for the pro rata benefit of the Banks and
(B) in the case of a documentary credit, such fees as are provided by the Issuing Bank's then current standard fee schedule, and (vi) shall conform to all terms and conditions required by the Issuing Bank as set forth in the applicable Reimbursement Agreement, including, but not limited to, the condition that the Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1994 Revision), ICCP Publication No. 500, as amended, or the International Standby Practices (ISP 98), ICC Publication No. 590 (January 1, 1999), as applicable.

    (b) The Issuing Bank shall be under no obligation to issue any Letter of Credit for which an application is made pursuant to Section 2.21(a) above, but in the event that the Issuing Bank, in its sole discretion, with the consent of the Banks, in their sole discretion, complies with the Borrower's request and issues a Letter of Credit, the Issuing Bank shall give notice thereof to the Agent, which shall in turn give to each Bank, prompt written or telecopy advice of the issuance of such Letter of Credit; provided, however, that the Issuing Bank shall not issue or extend the expiry of any Letter of Credit if, immediately after giving effect to such issuance or extension, (i) the Banks' aggregate LC Exposure plus the aggregate principal amount of Revolving Credit Loans then outstanding at such time would exceed the Banks' aggregate Revolving Credit Commitments or the Borrowing Base then in effect or (ii) a Default or an Event of Default would exist.

    (c By the issuance of a Letter of Credit, and without any further action on the part of the Issuing Bank or the Banks in respect thereof, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in each such Letter of Credit equal to such Bank's pro rata percentage, based on the Revolving Credit Commitments in effect at the time of any issuance of such Letter of Credit, of the maximum face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit and pursuant to any other terms and conditions as the Issuing Bank and the Banks may hereafter mutually agree in writing with respect to such participations. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Issuing Bank, in accordance with Section 2.21(d) below, such Bank's pro rata percentage, based on its Revolving Credit Commitment, of all Reimbursement Obligations; provided, however, that the Bank shall not be obligated to make any such payment with respect to any disbursement made under any Letter of Credit as a result of the gross negligence or willful misconduct of the Issuing Bank. Each Bank acknowledges and agrees that its acquisition of participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of any Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding, or reduction whatsoever.

    (d Promptly after it shall have ascertained that any draft and any accompanying documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, the Issuing Bank shall give written or telecopy notice to the Borrower, the Agent, and the Banks of the receipt and amount of such draft and the date on which payment thereon will be made. If the Issuing Bank shall not have received from the Borrower the payment required pursuant to Section 2.21(e) below by 12:00 noon, Kansas City time, one Business Day after the date on which payment of a draft present under any Letter of Credit has been made, the Issuing Bank shall promptly so notify the Agent and each Bank, specifying in the notice to each Bank such Bank's pro rata percentage, based on the Revolving Credit Commitments on the date of issuance, of such disbursement. Each Bank shall pay to the Agent, not later than 2:00 p.m. Kansas City time, on such date, such Bank's percentage of such disbursement, which the Agent shall promptly pay to the Issuing Bank. The Issuing Bank shall promptly remit to each Bank such Bank's percentage of any amount subsequently received by the Issuing Bank in respect of any such disbursement.

    (e If the Issuing Bank shall pay any draft presented under a Letter of Credit under circumstances entitling it to reimbursement under the applicable Reimbursement Agreement, the Borrower shall promptly pay to the Issuing Bank the amount of any such draft, and shall make all other payments required by, and comply with all other terms and conditions of, the applicable Reimbursement Agreement. With respect to any such payment which becomes due under the terms of this
Section 2.21(e), the Borrower authorizes the Agent, at its option and upon the request of the Issuing Bank and the Majority Banks, to cause such payment to be made when due by charging such payment as an advance under the Revolving Credit Loans.

    (f Upon the occurrence of an Event of Default, or the occurrence of any Default described in Sections 7(h), 7(i) or 7(j), an amount equal to the amount of the then aggregate LC Exposure shall without demand upon or notice to any
Borrower or any other Person, be deemed (as between the Issuing Bank and the Borrower) to have been paid by the Issuing Bank under the then outstanding Letters of Credit (notwithstanding that such amount may not in fact have been so paid), and the Borrower shall be immediately obligated to reimburse the Issuing Bank for the amount deemed to have been so paid. Any amounts so received by the Issuing Bank pursuant to the provisions of the foregoing sentence shall be deposited to a restricted deposit account (the "Assignee
                                                    --------
Deposit  Account")  maintained by the  Agent  as  collateral
----------------
security for the repayment of the Obligations. Neither the Borrower nor any other Person shall have any right to withdraw funds deposited in the Assignee Deposit Account, which right shall be vested solely in the Agent, on behalf of the Banks. The funds deposited in the Assignee Deposit Account pursuant to this subsection 2.21(f) shall be applied at any time to the Obligations whether or not then due in such order of application as the Majority Banks may determine in their sole and absolute discretion.

    2.22.        Banks'  Option  to  Adjust  Pricing.    The
                 -----------------------------------
Majority   Banks  shall  have  the  option   (the   "Pricing
                                                     -------
Adjustment Option"), but not the obligation, to (i)  replace
-----------------
the Applicable Margin with the Replacement Applicable Margin (the "Applicable Margin Adjustment"), and (ii) adjust the
       ----------------------------
commitment fee described in Section 3.1 from 0.30 % per annum to 0.25% per annum (the "Commitment Fee Adjustment"),
                                -------------------------
in each case subject to the following terms and conditions:

         (a)    the   Pricing  Adjustment  Option   may   be
                exercised   only  by  the  Agent,   at   the
                direction of the Majority Banks, giving the Borrower written notice thereof not more than 10 Business Days before, and not more than 10 Business Days after, April 1, 2000;

         (b)    the  Pricing Adjustment Option, if exercised
                in accordance with the terms of   this
                Agreement, shall be deemed effective as of April 1, 2000, and the following shall be deemed to have occurred as of that date without further agreement or action on any Person's part:

                   (i)       all references in Sections  2.9
                        and  2.21  hereof to the "Applicable
                        Margin"  shall  be deemed  to  refer
                        instead    to    the    "Replacement
                        Applicable Margin," and

                   (ii) the   number   "0.25%"   shall    be
                        substituted  for the number  "0.30%"
                        in Section 3.1 hereof; and

         (c)    the  Agent  may  not  elect  the  Applicable
                Margin Adjustment without also electing the Commitment Fee Adjustment, and vice versa.

SECTION 3.      FEES; YIELD PROTECTION
--------------------------------------

    3.1.Commitment  Fees.  The Borrower  shall  pay  to  the
        ----------------
Agent for the pro rata account of each Bank a commitment fee at a rate equal to 0.30% per annum (subject, however, to the provisions of Section 2.22 hereof regarding the adjustment of such number) on the daily average unused amount of such Bank's Revolving Credit Commitment, for the period from and including the date hereof to but excluding the earlier of the date Revolving Credit Commitments are terminated or the Revolving Credit Termination Date. Accrued commitment fees shall be payable on each Quarterly Date and on the dates referred to in the immediately preceding sentence.

    3.2.Additional  Costs.  The Borrower shall  pay  to  the
        -----------------
Agent for the account of each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Loans or its obligation to make any Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") resulting from any Regulatory Change which:

         (a changes the basis of taxation of any amounts payable to such Bank under this Agreement, the Notes, the Letters of Credit or any of the other Credit Documents in respect of any of the Loans (other than taxes imposed on the overall net income of the Bank); or

         (b imposes, modifies or deems applicable any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of LIBOR
                Reserve   Adjusted  Rate  for   such   Loan)
                relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of the Loans), or any Commitment of such Bank; or

         (c imposes any other condition affecting this Agreement, the Notes held by such Bank (or any of such extensions of credit or liabilities), the Letters of Credit, any of the other Credit Documents, the Loans, or the Commitment of such Bank or its lending office.

         Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section
3.2 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation (which determination such Bank will endeavor to make with reasonable promptness). Each Bank will furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of each request by the Bank for compensation under this Section 3.2.

         Without  limiting the effect of the  provisions  of
Section 3.2 hereof, in the event that, by reason of any Regulatory Change, any Bank becomes subject to restrictions on the amount of a category of deposits or liabilities which it may hold which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of assets of such Bank which includes Eurodollar Loans, then, if such Bank so elects by notice to the Borrower and the Agent, the obligation of such Bank to make and to Continue, and to Convert Loans of any other type into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (and all Eurodollar Loans then held by such Bank shall be Converted into Corporate Base Rate Loans at the end of the Interest Periods applicable thereto, or immediately if holding any such Eurodollar Loan would be contrary to any Requirement of Law).

         Determinations and allocations by any Bank for purposes of this Section 3.2 of the effect of any Regulatory Change on its costs or rate of return of maintaining the Loans or its obligation to make Loans, or on amounts receivable by it in respect of the Loans, and of the amounts required to compensate such Bank under this Section 3.2, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are set forth in reasonable detail in the certificates referred to herein.

    3.3.Limitation  on Types of Loans.  Anything  herein  to
        -----------------------------
the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" in Section 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein, then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans of such type, to Continue Loans of such type or to Convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such type, either prepay such Loans or Convert such Loans into another type of Loan.

    3.4.Illegality.  Notwithstanding any other provision  of
        ----------
this Agreement, in the event that it becomes unlawful for any Bank to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's obligation to make or Continue Eurodollar Loans, or Convert Loans into Eurodollar Loans, shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (and such Bank's outstanding Eurodollar Loans shall be Converted into Corporate Base Rate Loans in accordance with Section
3.5 hereof).

    3.5.Certain Conversions Pursuant to Sections 3.3 and 3.4.
        ----------------------------------------------------
If the Eurodollar Loans of any Bank (such Loans being herein called "Affected Loans") are to be Converted pursuant to
Section 3.3 or 3.4 hereof, such Bank's Affected Loans shall be automatically Converted into Corporate Base Rate
Loans  on  the  last  day(s) of the  then  current  Interest
Period(s) for the Affected Loans (or, if holding such Affected Loan would be contrary to any Requirement of Law, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until
such   Bank  gives  notice  as  provided  below   that   the
circumstances specified in Section 3.3 or 3.4 hereof which gave rise to such Conversion no longer exist:

         (a to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Corporate Base Rate Loans; and

         (b all Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Corporate Base Rate Loans and all Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Corporate Base Rate Loans.

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.3 or 3.4 hereof which gave rise to the Conversion or non-Continuation of such Bank's Affected Loans pursuant to this Section 3.5 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Bank's Corporate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts and Interest Periods) in accordance with their respective Commitments.

    3.6.Compensation.  The Borrower shall pay to  the  Agent
        ------------
for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank incurs (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits, but excluding loss of anticipated profits) and determines is attributable to:

         (a any payment, prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, pursuant to Section 2.11 hereof or by reason of the acceleration of the Loans pursuant to Section 7 hereof) on a date other than the last day of an Interest Period for such Loan; or

         (b any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 4 hereof to be satisfied, but excluding the failure of the Agent or such Bank to make funds available to the Borrower when required to do so by the terms of this Agreement) to borrow any Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.15 hereof.


SECTION 4.      CONDITIONS PRECEDENT
------------------------------------

    4.1.Conditions  Precedent to the Loans.  Notwithstanding
        ----------------------------------
anything to the contrary in this Agreement, the obligation of any Bank to make any Loans hereunder on the initial Borrowing Date is subject to each of the following conditions precedent:

    (a   The  Agent shall have received the following,  each
         of   which   shall   be  in  form   and   substance
         satisfactory to the Agent:

         (i the Note(s), duly executed and delivered by the Borrower;

         (ii this Agreement, duly executed and delivered by the Borrower;

         (iii   the  Subsidiary Guaranty, duly executed  and
                delivered   by   each  of   the   Subsidiary
                Guarantors;

         (iv    an initial Borrowing Base Certificate;

         (v payment in full of all loans and other obligations outstanding under the Existing
                Credit Agreement and termination of all Commitments thereunder;

         (vi Certified copies of the Certificate of Incorporation and Bylaws (or equivalent documents) of the Borrower and each of the Subsidiary Guarantors and of resolutions of their respective Boards of Directors authorizing the making and performance, in the case of the Borrower, of this Agreement, the Notes and all other Credit Documents, and in the case of the Subsidiary Guarantors, of the Subsidiary Guaranty, and the transactions contemplated hereby and thereby;

         (vii A certificate of appropriate officers of the Borrower and each of the Subsidiary
                Guarantors  in  respect  of  each   of   its
                officers  (1) who is authorized  to  execute
                and  deliver,  as  the  case  may  be,  this
                Agreement,   the   Notes,   the   Subsidiary
                Guaranty, and all other Credit Documents, and (2) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purpose of signing documents and giving notices and other communications in connection with, as the case may be, this Agreement, the Subsidiary Guaranty, and the other Credit Documents and the transactions contemplated hereby and thereby (and the Agent and the Banks may conclusively rely on such certificate until it receives notice in writing from the Borrower or such Subsidiary Guarantor to the contrary);

         (viii Certificates of all liability insurance policies required by this Agreement and the other Credit Documents naming the Agent, in its capacity as Agent for the Banks, as an additional insured thereunder;

         (ix    An   opinion  of  Randy  D.  Sims,   General
                Counsel to the Borrower, addressing such matters and in such form as the Agent may reasonably require; and

         (x     Such  other  documents  as  the  Agent   may
                reasonably request.

    (b    No   material  adverse  change  in   the   assets,
prospects,   business,   operations,  financial   condition,
liabilities or capitalization of the Borrower shall have occurred since January 2, 1999.

    (c No litigation or similar proceeding shall exist or be threatened with respect to the making of the Loans or consummation of the transactions contemplated hereby, and no Requirement of Law shall have been promulgated or deemed applicable which is likely to have a material adverse effect on the assets, liabilities, operations, business, prospects, financial condition or capitalization of the Borrower, on the timely payment of the principal of or interest on the Loans, or the enforceability of this Agreement, the Notes or any of the other Credit Documents, or the Banks' rights and remedies hereunder or thereunder.

    (d All representations and warranties made by the Borrower herein or in any of the other Credit Documents, or in any certificate or statement furnished in connection with the Loans or otherwise, are true and correct in all material respects as of the date of each Loan as if made on and as of such date.

    (e   No  Default or Event of Default shall have occurred
and be continuing as of the date of any Loan or after giving effect to any Loan.

    (f The Loans, the use of the proceeds thereof, the other transactions contemplated by this Agreement and the other Credit Documents, and the performance thereof by the Borrower and/or the Banks shall not violate, contravene, or conflict with, any Requirement of Law.

     4.2.  Subsequent  Loans and Advances.   Each  borrowing
           ------------------------------
hereunder made after the initial Borrowing Date and each issuance of a Letter of Credit is subject to each condition precedent set forth in Section 4.1 above. In addition, in the case of each borrowing hereunder and each issuance of a Letter of Credit, such borrowing or request for a Letter of Credit to be issued and the related notice thereof by the Borrower hereunder shall constitute a certification by the Borrower, as of the date of such borrowing or request for a Letter of Credit to be issued, and after giving effect thereto, that (i) all representations and warranties made by the Borrower herein (except those regarding Subsidiaries and Material Contracts made at Sections 5.12 and 5.14 hereof that are identified as being made "as of the date hereof") or in any of the other Credit Documents, or in any certificate or statement furnished in connection with the Loans or otherwise, are true and correct in all material respects as if made on and of such date, and
(ii) no Default or Event of Default shall have occurred and be continuing.

SECTION   5.        REPRESENTATIONS  AND  WARRANTIES.    The
----------------------------------------------------
Borrower represents and warrants, as to itself, to the Agent and the Banks as follows:

    5.1.Corporate  Existence  and Structure.   The  Borrower
        -----------------------------------
and each of its Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization; has all requisite corporate power; has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on the assets, prospects, business, operations, financial condition, liabilities or capitalization of the Borrower or any such Subsidiary.

    5.2.Financial   Condition.   The  audited   consolidated
        ---------------------
balance sheet of the Borrower as at January 2, 1999, and the related consolidated statements of earnings and changes in financial position of the Borrower for the fiscal year ended on said date, with the opinion thereon of January 2, 1999, heretofore furnished to each of the Banks, fairly present the consolidated financial condition of the Borrower as at said date and the consolidated results of its operations for the period covered thereby, all in accordance with GAAP applied on a consistent basis. Except as disclosed on
Schedule 5.2 hereto, Borrower did not have on said date any material contingent liabilities, material liabilities for taxes, unusual forward or long-term commitments or any material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet or the notes thereto as at said date. Since January 2, 1999, there has been no material adverse change in the assets, prospects, business, operations, financial condition, liabilities (direct or contingent) or capitalization of the Borrower from that set forth in said financial statements as at said date.

    5.3.Litigation.   Except as disclosed  on  Schedule  5.3
        ----------
hereto, there are no legal or arbitration proceedings or any proceedings by or before any Governmental Authority now pending, or (to any Borrower's knowledge) threatened, against the Borrower or any of its Subsidiaries, which, if adversely determined, would have a material adverse effect on the business, assets, prospects, operations, financial condition, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole.

    5.4.No  Breach.  None of the execution and  delivery  of
        ----------
this Agreement, the Notes, or any of the other Credit Documents, the consummation of the transactions herein and therein contemplated, or the performance or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent or prepayment under:

         (i     the charter or bylaws of the Borrower, or

         (ii any order, writ, injunction or decree of any court or other Governmental Authority or any arbitration board applicable to or binding on the Borrower, or

         (iii any material agreement or instrument to which the Borrower is a party or by which it is bound, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (other than Permitted Liens) on any of the properties, assets or revenues of the Borrower pursuant to the terms of any such agreement or instrument.

    5.5.Corporate Action; Binding Effect.  The Borrower  has
        --------------------------------
all necessary corporate power and authority to make and perform this Agreement, the Notes, the Reimbursement Agreements, and each of the other Credit Documents, and the making and performance by the Borrower of this Agreement, the Notes, the Reimbursement Agreements, and each of the other Credit Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on its part. This Agreement constitutes, each of the Notes when executed and delivered for value will constitute, and each of the other Credit Documents executed or to be executed by the Borrower, constitutes, the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

    5.6.Approvals.    No   authorizations,   approvals    or
        ---------
consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the making or performance by the Borrower of this Agreement, the Notes, the Reimbursement Agreements, or any of the other Credit Documents, or the validity or enforceability thereof.

    5.7.ERISA.    The  Borrower  and  each  of   its   ERISA
        -----
Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any material liability to the PBGC or any Plan or Multiemployer Plan, other than an obligation to fund or make contributions to any such Plan in accordance with its terms and in the ordinary course.

    5.8.Taxes.  Except as disclosed on Schedule 5.8  hereto,
        -----
the Borrower and all of its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by the Borrower or such Subsidiary, except those taxes being contested in good faith by proper proceedings and (except in the case of Inactive Subsidiaries) for which adequate reserves are being maintained.

    5.9.Investment  Company Act.  The  Borrower  is  not  an
        -----------------------
"investment   company"   or   a  company   "controlled"   by
an"investment company" within the meaning of the  Investment
Company Act of 1940, as amended.

    5.10.Public Utility Holding Company Act.  The Borrower is
         ----------------------------------
not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public
Utility Holding Company Act of 1935, as amended.

    5.11.      Environmental Matters.
               ---------------------

    (a The Borrower and each of its Subsidiaries has obtained all applicable permits, licenses and other authorizations which are required under all Environmental Laws, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, except to the extent failure to have any such permit, license or authorization does not have, and will not have, a material adverse effect on the assets, prospects, business, operations, financial condition, liabilities or capitalization of the Borrower or such Subsidiary. Except as set forth in Schedule 5.11 hereto, the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and with all terms and conditions of all permits, licenses and authorizations required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that failure to so comply does not have, and will not have, a material adverse effect on the assets, prospects, business, operations, financial condition, liabilities or capitalization of the Borrower or such Subsidiary.

    (b Except as set forth on Schedule 5.11 hereto, (i) neither the Borrower nor any of its Subsidiaries has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials or Petroleum Products on, under, at, from, or otherwise affecting any of their properties or assets, in any manner which at the time of the action in question materially violated any applicable Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such Hazardous Materials or Petroleum Products, and (ii) to the best of the Borrower's knowledge, no prior owner of such property or asset or any past or present tenant, subtenant, or other occupant or user thereof has used Hazardous Materials or Petroleum Products on, at, under, from or affecting such property or asset, in any manner which at the time of the action in question materially violated any applicable Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials or Petroleum Products.

    (c Except as set forth on Schedule 5.11 hereto, neither the Borrower nor any of its Subsidiaries has any obligations or liabilities under any applicable Environmental Law which could reasonably be expected to have a material adverse effect on the business, prospects, assets, financial condition, operations, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, and neither the Borrower nor any of its Subsidiaries has received notice of any claims against it, and no presently outstanding citations or notices have been issued against or received by it which could reasonably be expected to have a material adverse effect on the business, prospects, assets, operations, financial condition, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole which in any case have been or are imposed by reason of or based on any applicable Environmental Law.

    5.12.        Subsidiaries.   Each  of  the  Subsidiaries
                 ------------
listed on Schedule 5.12 hereto (other than the Foreign Subsidiaries) is a Wholly-Owned Subsidiary of the Borrower, and the Borrower owns and has good title to (free and clear of all Liens), and has the unencumbered right to vote all the outstanding shares of capital stock of each such Subsidiary. Except as shown on Schedule 5.12, each of the Foreign Subsidiaries is a Wholly-Owned Subsidiary of Cerner International, Inc., which owns and has good title to (free and clear of all Liens), and has the unencumbered right to vote all the outstanding shares of capital stock of each such Foreign Subsidiary. As of the date hereof, the Borrower has only the Subsidiaries listed on Schedule 5.12 hereto. None of the Inactive Subsidiaries have any material assets or properties.

    5.13.       Assets  of the Borrower.  The  Borrower  and
                -----------------------
each of its Subsidiaries owns all properties and assets it purports to own, free and clear of all Liens (except Permitted Liens), except to the extent the Borrower's or any Subsidiary's failure to own any such properties or assets would not have a material adverse effect on the business, prospects, assets, financial condition, operations, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole.

    5.14.      Material Contracts.
               ------------------

    (a Any agreement or instrument that has or is likely to have a material effect on the assets, prospects, business, operations, financial condition, liabilities or capitalization of the Borrower is referred to in this
Section  5.14  as a "Material Contract."   As  of  the  date
                     -----------------
hereof, all of the Borrower's Material Contracts are listed on Schedule 5.14 hereto.

    (b The Borrower is not in default under any Material Contract in any manner that could materially and adversely affect the assets, prospects, business, operations, financial condition, liabilities or capitalization of the
Borrower, or in any manner that could jeopardize the Borrower's right to require the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contract.

    5.15.      Solvency.
               --------

    (a The fair saleable value of the assets of the Borrower (on an unconsolidated basis) exceeds and will, immediately following the making of the Loans, exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower as they mature.

    (b   Neither  the  Borrower nor any of its  Subsidiaries
has or will have, immediately following the making of each Loan, unreasonably small capital to carry on its business as conducted or as proposed to be conducted.

    (c   Neither  the  Borrower nor any of its  Subsidiaries
intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

    5.16.       Margin Regulations.  Neither the  making  of
                ------------------
the Loans hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or to extend credit to others for the purpose of purchasing or carrying Margin Stock (as defined in said Regulation U).

    5.17.       Copyrights, Patents and Other  Rights.   The
                -------------------------------------
Borrower and each of its Subsidiaries possesses all patents, patent rights or patent licenses, trademark rights, trade names, trade name rights and copyrights and all other intellectual property rights which are required to conduct its business as presently conducted, and such rights do not infringe on or conflict with the rights of any other Person, except to the extent such infringement or conflict would not have a material adverse effect on the business, assets, prospects, operations, financial condition, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole.

    5.18.      Disclosure.  Neither this Agreement, nor  any
               ----------
of the other Credit Documents, nor any certificate or statement furnished to the Agent or any Bank in connection herewith or otherwise, at the time it was executed, delivered and/or furnished, contained any untrue statement of a material fact, or omitted to state a material fact which was necessary in order to make the statements contained herein or therein not materially misleading. At the date hereof, there is no fact known to the Borrower which materially and adversely affects, or in the future may reasonably be expected to materially and adversely affect, the business, assets, prospects, operations, financial condition, liabilities or capitalization of the Borrower.

    5.19.       Labor  Matters.  For at  least  the  last  5
                --------------
years, neither the Borrower nor any of its Subsidiaries has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreement, and to the best of the Borrower's knowledge, there is no strike, dispute, slowdown or work stoppage threatened against the Borrower or any of its Subsidiaries.

    5.20.      No Event of Default.  No Default or Event  of
               -------------------
Default has occurred and is continuing.

    5.21.       Use of Proceeds.  The proceeds of the  Loans
                ---------------
will be used by the Borrower to prepay the amount due under the Existing Credit Agreement, for working capital and for general corporate purposes, including but not limited to other Acquisitions that are permitted by the terms of this Agreement. All Loans are and shall be (x) business loans as provided in Mo. Rev. Stat. 408.035 and also loans to a corporation, (y) business loans within the meaning of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and (z) for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use (as such terms are used or defined in Regulation Z promulgated by the Board of Governors of the Federal Reserve System and Title I and V of the Consumer Credit Protection Act, as amended).

    5.22.       Authorized  Officers.  The  Borrower  hereby
                --------------------
designates, appoints, authorizes and directs each of the officers designated in the certified resolution of the board of directors of the Borrower delivered to the Agent on the date hereof (the "Authorized Officer") to act on behalf of
                   ------------------
the  Borrower for purposes of giving notice to the Agent  of
requests  for  Loans  under  Section  2.2  hereof  and   for
otherwise giving notices under this Agreement or the other Credit Documents. The Agent and the Banks are entitled to rely and act on the instructions of the Authorized Officer on behalf of the Borrower. The Borrower covenants and agrees to assume liability for and to protect, indemnify and hold harmless the Agent and the Banks from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including without limitation, attorneys' fees), which may be incurred by, imposed or asserted against the Agent or any Bank howsoever arising or incurred because of, out of or in connection with the Agent or any Bank dealing with the Authorized Officer on behalf of the Borrower, other than those liabilities, obligations, damages, penalties, claims causes of action, costs, charges and expenses incurred by reason of the gross negligence or willful misconduct of such Agent or Bank, as the case may be.

SECTION  6.       COVENANTS.  Until payment in full  of  the
---------------------------
principal of and interest on the Loans and all other amounts payable by the Borrower hereunder or under any of the other Credit Documents and until the expiration of the
Commitments:

    6.1.Information.   The  Borrower shall  deliver  to  the
        -----------
Agent, with copies for each of the Banks:

    (a   as  soon  as  available and  in  any  event  within
         30 days after the end of each fiscal quarter (commencing with the first whole or partial quarter after the date hereof), (i) a consolidating balance sheet and income statement for the Borrower for the fiscal quarter and year-to-date period; (ii) consolidated balance sheet and income statement for the Borrower reflecting quarterly and year-to-date performance against current quarter budget, budget year-to-date (on a calendar year basis), the prior year quarter and the prior year-to-date; (iii) consolidated cash flow statement for the Borrower reflecting current quarter and year-to-date performance against current quarter and year-to-date budget and prior year quarter and prior year-to-date results; and
         (iv) a certificate of the chief financial officer of the Borrower which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit
         adjustments   and  to  the  absence   of   footnote
         disclosures);

    (b as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower consolidated and consolidating income statements, statements of cash flows and reconciliation of net worth and the related consolidated and consolidating balance sheet and consolidated statement of stockholders' equity for the Borrower as at the end of such year, and for the immediately preceding fiscal year, setting forth in the case of each consolidated statement and balance sheet in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an unqualified opinion thereon, of independent certified public accountants satisfactory to the Agent, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default continuing as of the date of such certificate;

    (c promptly upon their becoming available, copies of all registration statements and annual, periodic or other regular reports, final proxy statements and such other similar information as shall be filed by the Borrower with the SEC, any national securities exchange or (to the extent not duplicative) any other similar Governmental Authority;

    (d   promptly   upon   the  mailing   thereof   to   the
         shareholders of the Borrower generally, copies of all notices, financial statements, reports and proxy statements so mailed;

    (e as soon as possible, and in any event within ten days after the Borrower knows that any "reportable event" as defined in ERISA or notice of termination with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior officer of the
         Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or any of its ERISA Affiliates with respect to such event or condition);

    (f except as otherwise provided in Section 6.11(d), not less than 5 Business Days prior to the formation of any Subsidiary or any Acquisition that, upon the consummation of that Acquisition, will result in any Person becoming a Subsidiary of the Borrower, notice thereof describing such transaction or event and the expected proceeds to be received therefrom, in detail satisfactory to the Majority Banks;

    (g   not  later  than  February  28  of  each  year,   a
         consolidated operating budget for the Borrower, for the then-current "plan year" of the Borrower (to be the same as the Borrower's fiscal year) showing projected revenues, expenses, earnings and balance sheet by month and in such other detail reasonably satisfactory to the Majority Banks, and thereafter from time to time any material modification to such budgets as soon as available;

    (h promptly upon receipt by the Borrower, a copy of any management letter sent by the Borrower's independent certified public accountants (which shall deliver the opinion on the Borrower's financial statements pursuant to clause (b)
         above), and promptly upon completion of any response report, a copy of such response report;

    (i promptly after the Borrower knows that any Default has occurred, notice of such Default, describing the same in reasonable detail and describing the steps being taken to remedy the same;

    (j promptly from time to time such other information regarding (i) the business, affairs, operations or condition (financial or otherwise) of the Borrower, (ii) compliance by the Borrower with its obligations contained herein or in any of the other Credit Documents, and (iii the transactions contemplated hereby, in each case in such form and in such detail as the Majority Banks may reasonably request;

    (k promptly after obtaining knowledge thereof, any material adverse change in the business, prospects, assets, financial condition, liabilities or capitalization of the Borrower; and

    (l) as soon as available and in any event within 30 days after the end of each fiscal quarter (commencing with the quarter ending April 3,
         1999), a certificate (a "Borrowing Base and Compliance Certificate") in the form of Exhibit D hereto, calculating the Borrowing Base as of the end of the most recently completed fiscal quarter, and setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with the financial covenants hereof as of the end of such fiscal quarter.

The Borrower will furnish to the Agent, with copies for each Bank, at the same time it furnishes financial statements pursuant to clauses (a) or (b) above, a certificate of the chief financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing, (ii) to the effect that all representations and warranties made by the Borrower in this Agreement (except those regarding Subsidiaries and Material Contracts made at Sections 5.12 and 5.14 hereof that are identified as being made "as of the date hereof") or in any of the other Credit Documents are true and correct in all material respects as of the date of such certificate with the same force and effect as if made on such date, and (iii) containing such other information as the Agent or any Bank (through the Agent) may from time to time reasonably request to be included in such certificate.

    6.2.Litigation, Etc.  The Borrower shall  promptly  give
        ---------------
to the Agent, with copies for each of the Banks, notice of:

    (a all legal or arbitration proceedings, and of all proceedings by or before any Governmental Authority affecting the Borrower or any of its Subsidiaries which, if adversely determined, might result in a monetary loss (regardless of whether any portion of such loss is covered by insurance) to the Borrower or any such Subsidiary in an amount in excess of $1,000,000 individually or in excess of $10,000,000 in the aggregate for all such proceedings; and

    (b (i) the issuance by any Governmental Authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting or delaying, any action on the part of the Borrower or any of its Subsidiaries, or (ii) the institution of any litigation or similar proceedings seeking any such injunction, order or other restraint which, in the case of subpart (i) hereof, would have, and in the case of subpart
         (ii) hereof, would reasonably be expected to have if the outcome were adverse, a material adverse effect on the business, assets, prospects, operations, financial condition, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole.

    6.3.Compliance,  Inspection, Etc.  The  Borrower  shall,
        ----------------------------
and shall cause each of its Subsidiaries to:

    (a comply with all applicable Requirements of Law if failure to so comply would materially and adversely affect the assets, prospects, business, operations, financial condition, liabilities or capitalization of the Borrower, or any of its
         Subsidiaries, or the timely payment of the principal of or interest on the Loans, or the enforceability of this Agreement, the Notes or any of the other Credit Documents or the rights and remedies of the Agent or the Banks hereunder or thereunder;

    (b pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and, if material, against which adequate reserves are being maintained or which are bonded against to the satisfaction of the Majority Banks;

    (c permit representatives of the Agent and the Banks, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent or any Bank, which shall include, but not be limited to, conducting field audits of the assets of the Borrower and its Subsidiaries, one of which field audits each year shall be at the Borrower's expense; and

    (d as soon as possible and in any event within 10 days after the Borrower has received any notice or other communication from any Governmental Authority to the effect that the Borrower or any of its Subsidiaries is not in compliance with any Environmental Law or any permit, license or authorization referred to in Section 5.11 hereof (in accordance with the provisions thereof), a notice of such circumstance describing the same in reasonable detail.

    6.4.Use  of  Proceeds.  The proceeds of the Loans  shall
        -----------------
be used solely to prepay the Existing Credit Agreement and for working capital and general corporate purposes of the Borrower, including but not limited to Acquisitions permitted by the terms of this Agreement, and in accordance with Sections 5.16 and 5.21 hereof.

    6.5.Current  Ratio.  The Borrower shall not  permit  its
        --------------
Current Ratio to be less than 2.00 to 1.00 at any time.

    6.6.Minimum Tangible Net Worth.  The Borrower shall  not
        --------------------------
permit its Tangible Net Worth on any date to be less than the sum of (i) $200,000,000, plus (ii) an amount equal to 50% of its Consolidated Net Income (without reduction for any deficit in its Consolidated Net Income) for the period from January 2, 1999 to and including the date of determination thereof, computed on a cumulative basis for such entire period.

    6.7.Funded  Debt Ratio.  The Borrower shall  not  permit
        ------------------
its Funded Debt Ratio at the end of any fiscal quarter to exceed 60%.

    6.8.Fixed  Charge  Coverage Ratio.  The  Borrower  shall
        -----------------------------
not  permit  its Fixed Charge Coverage Ratio for any  Fiscal
Period to be less than 1.75 to 1.00.

    6.9.[this section intentionally left blank]

    6.10. Certain Obligations Respecting Subsidiaries.
          -------------------------------------------

    (a) The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that all of the Borrower's Subsidiaries are and remain owned as described in Section
5.12 hereof. Notwithstanding the foregoing, the Borrower may wind up the corporate affairs of and dissolve any Inactive Subsidiary, provided that the Borrower gives the Agent not less than five days prior written notice thereof.

    (b) The Borrower will not permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement (each, a "Restrictive Agreement") that (or
                         ----------------------
modify the terms of any Restrictive Agreement which is in effect on the date of this Agreement if such modification) would directly or indirectly, prohibit or restrain, or have the effect of prohibiting or restraining, or would impose materially adverse conditions upon, the incurrence or payment of Indebtedness (including the Subsidiary Guaranty), the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments (or the repayment of or return on the same) or the sale, assignment, transfer or other disposition of assets. Notwithstanding the foregoing, a Subsidiary may enter into, after the date of this Agreement, one or more Restrictive Agreements provided that (i) each Restrictive Agreement is entered into in connection with, and substantially at the same time as, the Borrower's proposed private placement of approximately $100 million of debt (as such proposed debt has been described by the Borrower to the Agent in writing on before the date hereof), and (ii) no provision in any Restrictive Agreement prohibits or otherwise restricts the incurrence or payment of any Indebtedness or other amounts due or in favor of the Agent or any of the Banks under any of the Credit Documents, including, without limitation, the Subsidiary Guaranty.

    (c) No later than five (5) Business Days after any Person becomes a Subsidiary of the Borrower after the date of this Agreement, the Borrower shall, in each such instance, forthwith cause such Subsidiary to become a party to the Subsidiary Guaranty, provided that if any such
                               --------
Subsidiary is a Foreign Subsidiary such Foreign Subsidiary need not become a party to the Subsidiary Guaranty. The Borrower shall, and shall cause such Subsidiary to, furnish such certificates and other documentation as the Agent may require, including, without limitation, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation necessary to cause such Subsidiary to become a party to the Subsidiary Guaranty.

    6.11. Mergers, Acquisitions, Sale of Assets,  Etc.
          -------------------------------------------
The Borrower shall not, nor shall it permit any of its Subsidiaries to, consolidate or merge with any other Person, or sell, lease, assign, transfer or otherwise dispose of all or any part of its business or assets to any other Person, or be a party to any Acquisition of any other Person or all or substantially all of such Person's assets, other than:

    (a)  sales   of  inventory,  licensing  of  intellectual
         property  and  leasing  of  real  estate   in   the
         ordinary course of its business and consistent with its past practices;

    (b) the disposition of obsolete or worn-out fixed assets, plant, equipment or other property no longer required by or useful to the Borrower or any of its Subsidiaries in connection with the operation of its business;

    (c) sales, assignments, transfers or other dispositions of assets for cash consideration, but only so long as the aggregate fair market value of the assets so disposed of does not exceed 5% of the fair market value of the Borrower's total assets (on a consolidated basis) in the aggregate as at the end of the preceding fiscal year;

    (d) any Acquisition (including, without limitation, the formation of any Subsidiary in connection with such Acquisition) so long as, after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing, and provided that the Borrower has given the Agent and each Bank:

                (i)  in  the case of an Acquisition in which
                   the  value  of the assets, securities  or
                   other   interests  acquired   equals   or
                   exceeds  $10,000,000, at least 5 Business
                   Days   prior  written  notice   of   such
                   Acquisition,  which notice shall  include
                   a   description  of  the  terms  of   the
                   Acquisition, the manner in which it  will
                   be     financed,    summary    historical
                   financial  information about  the  Person
                   being  acquired or the Person  from  whom
                   such  assets are being acquired,  as  the
                   case   may   be,   pro  forma   financial
                   calculation   demonstrating    why    the
                   proposed Acquisition will not result in any Default under this Agreement, and

                (ii)in  the case of an Acquisition in  which
                   the  value  of the assets, securities  or
                   other  interests acquired  is  less  than
                   $10,000,000,   all  of  the   information
                   described   in  subpart  (i)  immediately
                   above,  except that the information  need
                   not  be  given  to  the  Agent  until   5
                   Business Days after the Acquisition has been consummated, and

                (iii)   such  other  information  about  the
                   Acquisition  or proposed Acquisition,  as
                   the  case  may be, as the Majority  Banks
                   may  reasonably  request  from  time   to
                   time; or

    (e) any merger or consolidation, so long as after giving effect thereto, no Default or Event of Default has occurred and is continuing and provided that either (i) the Borrower is the surviving corporation thereof, or (ii) in the case of a merger or consolidation involving a Wholly-Owned Subsidiary and one more other Persons (other than the Borrower), the Wholly-Owned Subsidiary is the surviving corporation thereof.

    6.12. Dividends and Distributions.   The  Borrower
          ---------------------------
shall not, nor shall it permit any of its Subsidiaries to, make any Investment in any Foreign Subsidiary or declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose (the foregoing transactions being collectively called "Restricted Payments"); provided that (a) the Borrower and its Subsidiaries may make Investments in its Foreign
Subsidiaries and may declare and pay dividends payable solely in shares of its common stock, (b) any Subsidiary of the Borrower may make Restricted Payments to the Borrower, and (c) so long as immediately after giving effect to any such proposed action no Default shall have occurred and be continuing, the Borrower may make Restricted

Payments in respect of its common stock either in cash or securities of the Borrower and the Borrower and its Subsidiaries may make Investments in the Borrower's Foreign Subsidiaries if the aggregate amount or fair market value thereof shall not exceed the sum of (i) $25,000,000, (ii) 50% of Consolidated Net Income (net of cumulative losses) for the period (taken as a single accounting period) beginning January 2, 1999, and ending on the last day of the most recent month
for which financial statements  shall  have  been   delivered
pursuant to Section 6.01 hereof, and (iii) the proceeds of any issue of common stock of the Borrower or the conversion or exchange of any of the Borrower's debt securities into or for its common stock after the date hereof, net of any discount, costs and expenses incurred in connection with such issue, conversion or exchange, that are received by the Borrower in the form of equity.

    6.13.        Sale  and  Lease-Back  Transactions.    The
                 -----------------------------------
Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person (other than the Borrower or one of its Subsidiaries except a Foreign Subsidiary) whereby it shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back
                                        --------------------
Transaction"); provided that the Borrower or one or more  of
-----------
its  Subsidiaries  may enter into any  Sale  and  Lease-Back
Transaction if (a) at the time of such Transaction no Default shall have occurred and be continuing, (b) Such Transaction is in connection with the issuance of "qualified small issue bonds" (as defined in Section 144(a) of the Code) after the date hereof.

    6.14. Investments   and  Joint   Ventures.    The
          -----------------------------------
Borrower shall not, and shall not permit any of its Subsidiaries to, make or permit to remain outstanding any Investment in any Person or enter into any joint venture, except:

    (a) Investments in short-term obligations issued or fully guaranteed by the U.S. Government;

    (b) certificates of deposit and other time deposits with, and any other Investment purchased through any Bank;

    (c)  commercial  paper rated A-1 or A-2  by  Standard  &
         Poor's   Corporation  or  P-1  or  P-2  by  Moody's
         Investors Service, Inc.;

    (d) Investments by the Borrower in its Subsidiaries (other than a Foreign Subsidiary), and Investments by a Subsidiary of the Borrower in the Borrower or another Subsidiary (other than a Foreign Subsidiary, except to the extent permitted by
         Section 6.12 hereof);

    (e)  existing  Investments  of  the  Borrower  and   its
         Subsidiaries listed on Schedule 6.14 hereto;

    (f)  Investments   in  other  companies  for   strategic
         alliance or investment purposes in an aggregate amount outstanding at any time not to exceed
         $10,000,000;

    (g)  Investments  in  foreign  government  debt  in   an
         aggregate amount outstanding at any time not to exceed $5,000,000;

    (h) Investment in municipal bonds rated BBB (or its equivalent) or higher by a nationally recognized debt rating agency;

    (i)  Investments  in  49-day dividend instruments  rated
         BBB (or its equivalent) or higher by a nationally recognized debt rating agency; and

    (j) Investments in Missouri industrial training bonds rated BBB (or its equivalent) or higher by a nationally recognized debt rating agency.

    6.15.       Liens.   The Borrower shall not,  and  shall
                -----
not permit any of its Subsidiaries to, create, incur or permit to exist any Lien on or in respect of its properties, assets or revenues, now or hereafter acquired, except for Permitted Liens; provided, however, that nothing in this
                  --------  -------
Section 6.15 shall prohibit the Borrower or any Subsidiary from entering into a Restrictive Agreement which prohibits or restricts the granting of Liens if such Restrictive Agreement may be entered into without violating Section 6.10(b) hereof. For purposes of the Borrower's right to enter into a Restrictive Agreement in compliance with this
Section 6.15, the Borrower shall be treated the same as a Subsidiary under Section 6.10(b) hereof.

    6.16.       Transactions With Affiliates.  The  Borrower
                ----------------------------
shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) make any Investment in an Affiliate, (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate, (c) merge or consolidate with or purchase or acquire any assets from an Affiliate, (d) Guarantee or assume any obligations of an Affiliate, or (e) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate; provided that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower, or any of its Subsidiaries and receive compensation or indemnification in connection with his services in such capacity, (ii) the Borrower or any Subsidiary may enter into any sale, license, lease or similar transaction with an Affiliate in the ordinary course of business if the monetary or business consideration arising therefrom would be not materially less advantageous to the Borrower or the Subsidiary as the monetary or business consideration which it would obtain in a comparable arm's length transaction with a similarly situated Person not an Affiliate, and (iii) the prohibitions in subparts (a) and (d) of this Section
6.16 on transactions with Affiliates are modified as follows: (x) the prohibitions do not apply insofar as such Investment or Guarantee, as the case may be, exists on the date hereof, and (y) notwithstanding the prohibitions, the Borrower may make such Investments and Guarantee such obligations if the aggregate outstanding amount of such Investments and such Guaranteed Obligations do not at any time exceed $10,000,000.

    6.17.       Insurance.   The Borrower shall,  and  shall
                ---------
cause each of its Subsidiaries to:

    (a)  keep   its   assets  which  are  of  an   insurable
         character insured (to the extent and for time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts sufficient to prevent the Borrower or such Subsidiary from becoming a co-insurer, and in amounts not less than the insurable value of the property insured or such lesser amounts as are consistent with normal industry practices and the past practices of the Borrower or such Subsidiary;

    (b) maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for Persons in similar businesses (other than product or professional liability insurance); provided however, that worker's compensation insurance or similar coverage may be effected through self-insurance consistent with normal industry practices and the past practices of the Borrower or such Subsidiary or with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction; and

    (c) cause all such above-described insurance (excluding worker's compensation insurance) to
         (i)  provide that 30 days' prior written notice  of
         suspension,        cancellation,       termination,
         modification, non-renewal or lapse or material change of coverage shall be given to the Agent,
         (ii) to the extent the Agent shall not be liable for premiums or calls, name the Agent as an additional insured for the benefit of the Banks.

    6.18.       Maintenance  of  Properties.   The  Borrower
                ---------------------------
shall, and shall cause each of its Subsidiaries to, keep its properties which are material to its business in good repair, working order and condition consistent with industry practice, ordinary wear and tear excepted, and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and
(ii) comply at all times with the provisions of all Material Contracts and all applicable Requirements of Law, so as to prevent any loss or forfeiture thereof or thereunder.

    6.19.      Environmental Laws; Indemnification.
               -----------------------------------

    (a) The Borrower shall, and shall cause each of its Subsidiaries to:

         (i) promptly notify the Agent of any violation or non-compliance with, or liability under any applicable Environmental Law which, when taken together with all other pending violations or alone, could reasonably be expected to have a material adverse effect on the business, prospects, operations, assets, financial condition, liabilities or capitalization of the Borrower or such Subsidiary and promptly furnish to the
                Agent  all  notices of any nature which  the
                Borrower  or  such  Subsidiary  may  receive
                from  any  Governmental Authority  or  other
                Person  with  respect to any  violation,  or
                potential violation or non-compliance  with,
                or  liability  or potential liability  under
                any  applicable Environmental Law which,  in
                any  case  or when taken together  with  all
                such  other  notices,  could  reasonably  be
                expected  to have a material adverse  effect
                on    the   business,   prospects,   assets,
                financial    condition,    liabilities    or
                capitalization  of  the  Borrower  or   such
                Subsidiary;

         (ii) comply in all material respects with, and use its reasonable efforts to ensure compliance in all material respects by all tenants, subtenants and other occupants and users with, all applicable Environmental Laws, and obtain and comply in all material respects with, and maintain and use its reasonable efforts to ensure that all tenants, subtenants and other occupants and users obtain and comply in all material respects with and maintain, any and
                all licenses, approvals, registrations    or
                permits      required     by      applicable
                Environmental Laws; provided, however,  that
                compliance with such requirements shall  not
                be  required  if  such compliance  is  being
                contested   in  good  faith  by  appropriate
                proceedings;

         (iii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all applicable Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities; provided, however, that compliance with such orders or demands is not required if such compliance is being contested in good faith by appropriate proceedings; and

         (iv) the Borrower shall defend, indemnify and hold harmless each of the Agent and the Banks and each of their employees, agents, officers, directors and Affiliates (each of whom is sometimes referred to herein as an "Indemnified Party"), from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by the Borrower or its any of its Subsidiaries with any applicable Environmental Laws, or any orders, requirements or demands of any Governmental Authority relating thereto, including, without limitation, reasonable attorney's and consultant fees, investigation  and  laboratory  fees,  court
                costs    and   litigation   expenses,    but
                excluding  therefrom  all  claims,  demands,
                penalties,  fines, liabilities, settlements,
                damages, costs and expenses arising  out  of
                or  resulting  from the gross negligence  or
                willful   misconduct  of   any   Indemnified
                Party.

    (b) The Borrower shall not cause or permit any of its Subsidiaries' properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials or Petroleum Products, in non-compliance with applicable Environmental Laws, nor release, discharge, dispose of, or permit or suffer any release or disposal by any other Person of, Hazardous Materials or Petroleum Products onto any of its properties or assets in violation of any applicable Environmental Law.

    6.20. Nature of Business; Limitations on Fundamental Changes.
          ------------------------------------------------------

         (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) engage in any business other than that in which it is presently engaged or is directly related thereto, (ii) carry on its business at any location or locations other than those presently in existence except upon 30 days prior notice to the Agent, (iii) change its name, its identity or its structure, or (iv) liquidate, wind-up or dissolve itself.

         (b) The Borrower shall cause substantially all the operating assets owned and operations conducted by the Borrower on the date hereof to continue to be owned and conducted directly by the Borrower, and not through Subsidiaries of the Borrower, at all times (except as a result of assets sales permitted by Section 6.12).

SECTION  7.      EVENTS OF DEFAULT.  If one or more  of  the
----------------------------------
following  events (herein called "Events of Default")  shall
                                  -----------------
occur and be continuing:

    (a)  the  Borrower  shall  fail to  pay  or  prepay  any
         principal   of   any  Loan  or  any   Reimbursement
         Obligation when due; or

    (b) the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation or any fee or other amount payable by it hereunder, under the Notes or under any of the other Credit Documents within five (5) days after the date due; or

    (c) any representation, warranty or certification made or deemed made in this Agreement or in any other Credit Document by the Borrower or any Subsidiary Guarantor, or in any certificate furnished to the Agent or any Bank pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

    (d)  the  Borrower  shall  fail  to  keep,  observe   or
         perform  (i) any of its obligations under  Sections
         6.2,  6.3(c), 6.4, 6.5, 6.6, 6.7, 6.8,  6.10,  6.11
         or 6.12 of this Agreement; or

    (e) the Borrower shall fail to keep, observe or perform any of its obligations under any other Section of Section 6 hereof not specifically listed in subsection (d) above, or any of its other obligations under this Agreement and such Default described in this subsection (e) continues for 30 days (or in the case of Section 6.1, five days) following notice of such Default from the Agent; or

    (f) the Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness aggregating $1,000,000 or more, or any other event specified in any note, agreement, indenture, or other document evidencing or relating to such Indebtedness shall occur, if the effect of such event is to cause, or to give the holder (or any agent or trustee on behalf of such holder) of such Indebtedness the right to cause, such Indebtedness to become due prior to its stated maturity; or

    (g) the Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;
         or

    (h)  the  Borrower  or  any  of its  Subsidiaries  shall
         (i) apply for or consent in writing to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law
         relating       to      bankruptcy,      insolvency,
         reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code (as now or hereafter in effect), or (vi) take any action for the purpose of effecting any of the foregoing; or

    (i) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such
         Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law
         relating       to      bankruptcy,      insolvency,
         reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or

    (j)  an  order for relief against the Borrower or any of
         its   Subsidiaries   shall   be   entered   in   an
         involuntary case under the Bankruptcy Code (as now or hereafter in effect); or

    (k) a final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court or courts against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

    (l) an event or condition specified in Section 6.1(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any of its ERISA Affiliates shall incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing), and the same shall not be discharged within ten (10) days after the Borrower becomes aware of any such liability; or

    (m) unless specifically released by the Agent with the consent of the Majority Banks, one or more of the Security Documents shall cease to be in full force and effect, or shall cease to give the Agent the rights, powers and privileges purported to be created thereby and the same shall continue unremedied for a period of ten (10) days after the Borrower becomes aware of any such Default; or

    (n)  a Change of Control occurs; or

    (o)  any  "Event of Default" as defined in any  Security
         Document shall occur.

THEREUPON: (i) in the case of an Event of Default other than an Event of Default referred to in clause (h), (i), or (j) of this Section 7, the Agent shall, upon request of the Majority Banks, cancel the Commitments and/or declare the principal amount then outstanding of, and all accrued unpaid interest on, the Loans and all other amounts payable by the Borrower under this Agreement and the other Credit Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of protest, notice of dishonor, or other notice or formality of any kind, all of which are hereby expressly waived by the Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (h), (i), or (j) of this
Section 7, the Commitments forthwith shall be automatically canceled and the principal amount then outstanding of, and all accrued unpaid interest on, the Loans and all other amounts payable by the Borrower under this Agreement and the other
Credit Documents shall become automatically immediately due and payable without presentment, demand, protest, notice of protest, notice of dishonor, or other notice or formality of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 8.      THE AGENT
-------------------------

    8.1.Appointment,  Powers  and  Immunities.   Each   Bank
        -------------------------------------
hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 8.5 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement or in any of the Credit Documents, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any of the other documents in any certificate or any of the other Credit Documents or received by any of them under, this Agreement or any of the other Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any of the other Credit Documents or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder, or for the satisfaction of any condition precedent specified in Section 4 hereof; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any of the other Credit Documents, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent shall be conclusively entitled to assume that the conditions precedent set forth in Section 4.1 hereof have been satisfied unless the Agent has received notice from a Bank referring to the relevant Section and stating that the relevant condition has not been satisfied or unless the certificate furnished by the Borrower pursuant thereto so indicates. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent.

    8.2.Reliance by Agent.  The Agent shall be entitled to
        -----------------
rely on any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and on advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any of the Credit Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder (as the case may be) in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. If the Agent shall seek the consent or approval of the Majority Banks to the taking or refraining from taking of any action hereunder or under any of the Credit Documents, the Agent shall give notice thereof to each Bank and as soon as practicable notify each Bank at any time that the Majority Banks have instructed the Agent to act or refrain from acting hereunder or thereunder (as the case may be).

    8.3.Defaults.   The Agent shall not be  deemed  to  have
        --------
knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such default as it shall deem advisable in the best interest of the Banks.

    8.4.Rights  as  a Bank.  With respect to its  Commitment
        ------------------
and the Loans made by it, Mercantile Bank (and any successor acting as Agent), in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Mercantile Bank, and any successor acting as Agent and its Affiliates, may, without having to account therefor to any Bank, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Mercantile Bank and its Affiliates may accept fees and other consideration from the Borrower and its Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

    8.5.Indemnification.  The Banks indemnify the Agent  (to
        ---------------
the extent not reimbursed under Section 9.3 hereof, but without limiting the obligations of the Borrower under said
Section 9.3), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments in effect from time to time), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Credit Documents or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 9.3 hereof but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other Credit Documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

    8.6.Non-Reliance  on Agent and other Banks.   Each  Bank
        --------------------------------------
agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Borrower and its Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The

Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Person of this Agreement or any other Credit Document or in respect of the properties or books of the Borrower or any of its Subsidiaries or any other Person. Except for notices,
reports   and  other  documents  and  information  expressly
required  to  be  furnished  to  the  Banks  by  the   Agent
hereunder,   the   Agent  shall  not  have   any   duty   or
responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Subsidiaries or other Affiliates) which may come into the possession of the Agent or any of its Affiliates.

    8.7.Failure   to  Act.   Except  for  action   expressly
        -----------------
required of the Agent hereunder or under any of the Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder (as the case may be) unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

    8.8.Resignation  or Removal of Agent.   Subject  to  the
        --------------------------------
appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Majority
Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance or any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 8.8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

SECTION 9.      MISCELLANEOUS
-----------------------------

    9.1.Waiver.  No failure on the part of the Agent or  any
        ------
Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any of the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any of the other Credit Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and in the other Credit Documents are cumulative and not exclusive of any remedies provided at law or in equity.

    9.2.Notices.    All  notices  and  other  communications
        -------
provided for herein (including, without limitation, any waivers or consents under this Agreement) shall be given or made by telex, telecopy, cable or otherwise in writing (each communication given by any of such means to be deemed to be "in writing" for purposes of this Agreement) and telexed, telecopied, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a
written  notice  to  the other parties  hereto.   Except  as
otherwise   provided   in   this   Agreement,    all    such
communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the cable office or personally delivered or, in the case of a mailed notice, upon deposit with the United States Postal Service, certified mail, return receipt requested, with postage prepaid, in each case given or addressed as aforesaid.

    9.3.Expenses,   Indemnification,  Etc.    The   Borrower
        ---------------------------------
agrees (a) to pay or reimburse the Agent and the Banks on demand for their reasonable out-of-pocket costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Banks, and other counsel to the Agent and the Banks), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the making of the Loans hereunder, and (ii) any amendment, modification, waiver or extension of any of the terms of this Agreement or any of the other Credit Documents, (b) to pay or reimburse the Agent and the Banks for all reasonable out-of-pocket costs and expenses of the Agent and the Banks (including reasonable counsels' fees and expenses) in connection with the enforcement of this Agreement and any of the other Credit Documents, and all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement, any of the Notes, or any of the other Credit Documents and (c) to pay filing and recording fees relating to, and taxes, title insurance premiums and other charges incurred in connection with, perfecting, maintaining and protecting, the Liens created or contemplated to be created pursuant to the Security Documents. The Borrower hereby indemnifies the Agent and each Bank and their respective directors, officers, employees, agents and Affiliates (each of which is sometimes referred to herein as an "Indemnified Party") and
                                    -----------------
agrees to hold each Indemnified Party harmless against, any and all losses, claims, damages, liabilities or actions or other proceedings commenced or threatened in respect thereof, and all reasonable expenses (including but not limited to expenses that appear on any service charge schedule maintained from time to time by the Agent or any
Bank) that arise out of or in any way relate to or result from the making of Loans hereunder or the other transactions contemplated hereby, including, without limitation, any investigation or litigation or other proceedings (whether or not such Indemnified Party is a party to any action or proceeding out of which any of the foregoing arise), other than any of the foregoing to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party or in any action in which the Borrower is the prevailing party against such Indemnified Party. Neither the Agent nor any Bank nor any other Indemnified Party shall be responsible or liable to the Borrower for any consequential damages which may be alleged.

    9.4.Amendments, Etc.  This Agreement, any of  the  other
        ---------------
Credit Documents, or any provision hereof or thereof may be amended only by an instrument in writing signed by the Borrower, the Agent, and the Majority Banks, and any provisions of this Agreement may be waived by the Agent and the Majority Banks; provided that any amendment or waiver extending the date fixed for the payment of principal or interest on the Loans or any fee or reimbursement obligation, reducing the amount of any such payment or any originating or commitment fee, changing the definition of "Revolving Credit Termination Date" or "Majority Banks," amending this Section 9.4 or Section 2.13, increasing the amount of any Bank's Commitment or releasing all or substantially all of the Collateral shall require an instrument in writing signed by, or the consent of, all of the Banks.

    9.5.Successors  and  Assigns.  This Agreement  shall  be
        ------------------------
binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

    9.6.Assignments and Participations.
        ------------------------------

    (a) The Borrower may not assign its rights or obligations hereunder or under any of the other Credit Documents without the prior written consent of the Majority Banks. The Banks may assign all or any part of the Loans, the Reimbursement Obligations, the Notes or any of the other Credit Documents to another financial institution. Upon such assignment, the assignee shall succeed to the obligations, rights and benefits of the Bank to the extent provided in such assignment, and the Bank shall be released to the extent of such assignment.

    (b)  The  Borrower expressly recognizes and agrees  that
the   Banks   may  sell  to  other  financial   institutions
participations  in  the  Loans  incurred  by  the   Borrower
pursuant hereto.

    (c)  The  Banks  may  furnish, from time  to  time,  any
information   concerning  the  Borrower  to  assignees   and
participants    (including   prospective    assignees    and
participants).

    9.7.Survival.   The  obligations of the  Borrower  under
        --------
Sections 3.2, 3.6 and 9.3 hereof shall survive the repayment of the Loans and the termination of the Commitments. Similarly, the Bank's obligations under Section 9.18 shall survive the repayment of the Loans and the termination of the Commitments.

    9.8.Captions.   Captions and section headings  appearing
        --------
herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

    9.9.Counterparts.   This Agreement may  be  executed  in
        ------------
any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

    9.10.       Survival  of  Agreements.   All  agreements,
                ------------------------
covenants, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Notes, the other Credit Documents, the making of the Loans, and any and all renewals, extensions, modifications and rearrangements thereof.

    9.11.       Interest.   It  is  the  intention  of   the
                --------
parties  hereto  to  comply  with  applicable  usury   laws;
accordingly,   it   is   agreed  that  notwithstanding   any
provisions to the contrary in this Agreement, the Notes, the
Reimbursement  Agreements  or  any  of  the   other   Credit
Documents,   in  no  event  shall  any  such  agreement   or
instrument, require the payment or permit the collection of interest, as defined under applicable usury laws, in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received
under   this   Agreement,  the  Notes,   the   Reimbursement
Agreements or any of the other Credit Documents, or if the maturity of the Loans is accelerated in whole or in part, or in the event that all or part of the principal of or interest on the Loans shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Agreement, the Notes, the
Reimbursement  Agreements  or  any  of  the   other   Credit
Documents, on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this Section shall govern and control, (ii) neither the Borrower nor any other Person now or hereafter liable under this Agreement or the
Credit Documents for the payment of all or any part of the Loans shall be obligated to pay the amount of such interest to  the extent that it is in excess of
the maximum amount of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under applicable usury laws, (iii) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount of such Loans or refunded to the Person paying the same, at the Borrower's option, and
(iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest permitted under applicable usury laws as now or hereafter construed by
the  courts  having  jurisdiction thereof.   It  is  further
agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged
or   received   under  this  Agreement,   the   Notes,   the
Reimbursement  Agreements  or  any  of  the   other   Credit
Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of
interest   shall  be  made,  to  the  extent  permitted   by
applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full
stated  term  of  the  Loans,  all  interest  at  any   time
contracted for, charged or received from the Borrower, or otherwise by any Bank in connection with the Notes, this Agreement, the Reimbursement Agreements or any of the other Credit Documents.

    9.12.       Integration; Severability.  This  Agreement,
                -------------------------
together with all the other Credit Documents, represents the entire agreement of the parties thereto, and supersedes all prior agreements, negotiations and understandings, both written and oral. There are no contemporaneous oral agreements or understandings of the parties hereto or to the other Credit Documents. No course of dealing between the parties, no course of performance, no usage of trade, and no parol evidence of any nature shall be used to supplement or modify any of the terms, provisions, covenants or conditions of this Agreement or any of the other Credit Documents. If any provision of this Agreement or any of the other Credit Documents shall be held illegal or invalid by any court having jurisdiction, the illegality or invalidity of such provision shall not affect any of the other provisions of this Agreement or any of the other Credit Documents. The illegal or invalid provision shall be modified to the maximum extent possible to confer on the Agent or the Banks the rights, powers, remedies or other privileges intended thereby, and such provision as modified, together with the remaining provisions of this Agreement or any of the other Credit Documents, shall be construed and enforced to such effect as if the illegal or invalid provision or portion thereof had not been contained herein or in any of the other Credit Documents, to the maximum extent possible.

    9.13.       NO ORAL AGREEMENTS; FINAL WRITTEN AGREEMENT.
                -------------------------------------------
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (THE BORROWER) AND US (THE AGENT, THE ISSUING BANK AND THE BANKS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN US, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

    9.14.       Controlling  Document.   In  the  event   of
                ---------------------
actual conflict in the terms and provisions of this Agreement, the Notes or any of the other Credit Documents, the terms and provisions of this Agreement will control.

    9.15.         JURISDICTION.    THE    BORROWER    HEREBY
                  ------------
IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY KANSAS STATE COURT SITTING IN JOHNSON COUNTY, KANSAS, OR MISSOURI STATE COURT SITTING IN JACKSON OR CLAY COUNTY, MISSOURI, OR UNITED STATES FEDERAL COURT SITTING IN KANSAS CITY, KANSAS, OR KANSAS CITY, MISSOURI OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH KANSAS OR MISSOURI STATE OR FEDERAL COURT. AS AN ALTERNATIVE METHOD TO SERVICE, THE BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN KANSAS OR MISSOURI AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN KANSAS OR MISSOURI ON THE BASIS OF FORUM NON CONVENIENS. NOTHING IN THIS SECTION 9.15 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

    9.16.       GOVERNING LAW.  THIS AGREEMENT AND  EACH  OF
                -------------
THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MISSOURI, WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICT OF LAW PRINCIPLES.

    9.17.       WAIVER  OF  TRIAL  BY  JURY.   THE  BORROWER
                ---------------------------
WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, LAWSUIT, CROSS-CLAIM OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

    9.18.        Confidentiality   and   Nondisclosure.   In
                 -------------------------------------
connection with the negotiations for and administration of this Agreement, the Agent and the Banks have acquired, and may continue to acquire, information concerning the Borrower and its Subsidiaries (collectively, the "Protected Parties")
                                         -----------------
which is either non-public, confidential or proprietary in nature. The Agent and each of the Banks severally agrees to treat confidentially such information and any other information that any of the Protected Parties, or their agents, directors, officers, employees or other representatives, including attorneys, accountants and consultants, furnish to it, or which it may obtain from any of the foregoing persons, including any analyses, compilations, studies or other documents prepared by the Agent or any Bank or any of their respective directors, employees, agents or other representatives, including attorneys, accountants and consultants (collectively, the "Representatives"), which contain or otherwise reflect such
 ---------------
information, whether furnished before or after the date of this Agreement (collectively, the "Information"). The Agent
                                   -----------
and each of the Banks severally agrees not to use any of the Information for any purpose other than for the purpose of evaluating, documenting and administering this

Agreement and the other Credit Documents and the transactions contemplated hereby and thereby, and for enforcing or exercising any rights or remedies in connection herewith or therewith.

    The  term Information does not include Information which
(i) becomes generally available to the public other than as a result of a disclosure by the Agent, any Bank or any of their respective Representatives, (ii) was available to the Agent, any Bank or any of their respective Representatives on a non-confidential basis prior to its disclosure to the Agent, any Bank or any of their respective Representatives by the Borrower, any other Protected Party or any of their respective representatives, (iii) becomes available to the Agent, any Bank or any of their respective Representatives on a non-confidential basis from a source other than the Borrower, any other Protected Party or any of their respective representatives, provided that such source, to the actual knowledge of the Agent, such Bank or such Representative, as the case may be, is not bound by a confidentiality agreement with the Borrower or any other Protected Party at the time such Information is received, or
(iv) any Information which any Protected Party or any representative thereof authorizes the disclosure of, whether orally, in writing or otherwise, to the extent of such authorization.

     [the remainder of this page intentionally left blank]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


THE BORROWER:
------------

CERNER CORPORATION

By: /s/Marc Naughton
   --------------------
Name: Marc Naughton
     -------------------
Title: VP/CFO
      ------------------
Address for Notices:

    2800 Rock Creek Parkway
    North Kansas City, MO 64117
    Attention: Chief Financial Officer (with a copy to the Secretary) Telecopier No: (816) 474-1742
    Telephone No:  (816) 221-1024

THE BANK(S):
-----------

MERCANTILE BANK


By:/s/Mark Jorgenson
   ----------------------
Name: Mark Jorgenson
     --------------------
Title: SVP
      -------------------
Address for Notices:

    P.O. Box 419147, Mail Stop 419147
    Kansas City, Missouri 64141
    Attention:  Mark R. Jorgenson
    Telecopier No:  (913) 261-5548
    Telephone No:  (913) 261-5539

THE AGENT:                             THE ISSUING BANK:
---------                              ----------------

MERCANTILE BANK                        MERCANTILE BANK


By:/s/Mark Jorgenson             By:/s/Mark Jorgenson
   -----------------------          -------------------
Name: Mark Jorgenson             Name: Mark Jorgenson
     ---------------------            -----------------
Title: SVP                       Title: SVP
      ---------------------            ----------------

Address for Notices:                   Address for Notices:

    P.O. Box 419147                        P.O. Box 419147
    Kansas City, Missouri 64141            Kansas City, Missouri 64141
    Attention:  Mark R. Jorgenson          Attention:  Mark R. Jorgenson
    Telecopier No: (913) 261-5548          Telecopier No:  (913) 261-5548
    Telephone  No: (913) 261-5539          Telephone  No:  (913) 261-5539

                                                        EXHIBIT A


                          COMMITMENTS
                          -----------

Mercantile Bank                             $18,000,000

     TOTAL                                  $18,000,000

                                                         EXHIBIT B

                [Form of Revolving Credit Note]


                        PROMISSORY NOTE

$________________                                    April 1, 1999
                                             Kansas City, Missouri

    FOR VALUE RECEIVED, CERNER CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to __________________(the "Bank"), at__________________________
(or at such other place as may be expressly provided for in the Credit Agreement referred to below) the principal sum of ______________Dollars ($_________)(or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office (or such other place as aforesaid), in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

    The amount and type of, the rate of interest on, and the duration of each Interest Period for, each Revolving Credit Loan made by the Bank to the Borrower under the Credit Agreement, the date such Revolving Credit Loan is made or Continued or Converted from a Loan of one type to a Loan of the other type, and the amount of each payment or prepayment made on account of the principal thereof, shall be recorded by the Bank on its books and records, and such records shall be prima facie evidence of the existence and
                  ----- -----
amounts of the obligations of the Borrower to which such entries relate; provided that any failure by the Bank to make any such record shall not affect the obligations of the Borrower under this Note.

    This Note is one of the Revolving Credit Notes referred to in the Credit Agreement (as the same may be amended, modified, supplemented or replaced from time to time, the
"Credit  Agreement") dated as of April 1,  1999,  among  the
 -----------------
Borrower, the Banks named therein (including the Bank), Mercantile Bank, as Agent, and Mercantile Bank, as Issuing Bank, and evidences Revolving Credit Loans made by the Bank under its Revolving Credit Commitment thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

    The Credit Agreement (the terms of which are hereby incorporated by reference) provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.

    The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter  liable  hereon, severally  waive  grace,  demand,
presentment  for  payment,  protest,  notice  of  any   kind
(including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this Note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for the Bank, in order to enforce payment of this Note, to first institute or exhaust the Bank's remedies against the Borrower or any other party liable therefor or against any security for this Note.

    THIS  NOTE  SHALL  BE  GOVERNED  BY,  AND  CONSTRUED  IN
ACCORDANCE  WITH, THE LAW OF THE STATE OF MISSOURI,  WITHOUT
GIVING   EFFECT  TO  CHOICE  OF  LAW  OR  CONFLICT  OF   LAW
PRINCIPLES.

                                  CERNER CORPORATION


                                  By:______________________

                                  Name:____________________

                                  Title:___________________

                                                        EXHIBIT C


           [FORM OF NOTICE OF BORROWING, TERMINATION,
      CONVERSIONS, CONTINUATIONS, OR PREPAYMENTS OF LOANS]

                     NOTICE OF [BORROWING]
                     ---------------------

    This  Notice  of  [Borrowing] is submitted  pursuant  to
Section 2.15 of the Credit Agreement dated as of April 1, 1999 (the "Credit Agreement"), by and among CERNER
               -----------------
CORPORATION,   a  Delaware  corporation  (the   "Borrower");
                                                 --------
MERCANTILE BANK, a Kansas banking corporation, and each other lender, if any, from time to time identified as having a Commitment on Exhibit A thereto and who becomes a party thereto (each a "Bank" and, collectively (whether one or
                   ----
more),  the  "Banks");  MERCANTILE BANK,  a  Kansas  banking
              -----
corporation, as the issuing bank of letters of credit (in such capacity, the "Issuing Bank"), and MERCANTILE BANK, a
                     ------------
Kansas banking corporation, as agent hereunder for the Banks (in such capacity, together with its successors in such capacity, the "Agent").
               -----

    Unless otherwise defined herein, capitalized terms used in the Credit Agreement are used herein as defined in the Credit Agreement.

    [1. The Borrower hereby requests the Banks to make available to the Borrower Revolving Credit Loans in the aggregate amount set forth below, pursuant to the terms and conditions of the Credit Agreement, as follows:

         (a)    Aggregate amount of Revolving Credit Loans
                requested                                     $_______________

         (b)   Type of Loans (Corporate Base Rate Loan or
               Eurodollar Loan)                                _______________

         (c)   Borrowing Date                                  _______________

         (d)   Interest Period                                 _______________

         (e)   The Loan proceeds should be deposited in the
                following account(s):                          _______________

         (f)   (If applicable) Loan proceeds are to be
               withdrawn from the above-referenced account(s)
               and wire transferred as follows:]               _______________

    2. All representations and warranties made by the Borrower in the Credit Agreement (except those regarding Subsidiaries and Material Contracts made at Sections 5.12 and 5.14 thereof that are identified as being made "as of the date hereof," and which were true as of the date of the Credit Agreement) or in any of the other Credit Documents, or in any certificate or statement furnished in connection with the Loans or otherwise, are true and correct in all material respects as if made on and as of the date hereof.

    3. No Default or Event of Default has occurred and is continuing.

    4.   All  conditions precedent set forth in Section  4.1
of the Credit Agreement have been satisfied.

    This Notice of [Borrowing] is submitted as of ___________ a.m. Kansas City time on __________________, _____.


                             CERNER CORPORATION


                             By:___________________________

                             Name:________________________

                             Title:_________________________

                                                        EXHIBIT D

                           [FORM OF]
           BORROWING BASE AND COMPLIANCE CERTIFICATE
           CALCULATIONS FOR QUARTER ENDED _________.

    THIS CERTIFICATE is furnished pursuant to Section 6.1 of the Credit Agreement dated as of April 1, 1999 (the "Credit Agreement") by and between CERNER CORPORATION, a Delaware corporation (the "Borrower"); MERCANTILE BANK, a Kansas banking corporation, and each other lender, if any, from time to time identified as having a Commitment on Exhibit A thereto and who becomes a party thereto (each a "Bank" and, collectively (whether one or more), the "Banks"); MERCANTILE BANK, a Kansas banking corporation, as the issuing bank of letters of credit (in such capacity, the "Issuing Bank"); and MERCANTILE BANK, a Kansas banking corporation, as agent hereunder for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

    The    undersigned,_________________________, hereby
certifies that the undersigned is the duly elected [chief financial officer] of the Borrower and, as such, is duly authorized to execute and deliver this certificate on behalf of the Borrower, and that:

    1. The Borrowing Base, financial covenant compliance calculations, and calculations relating to the Applicable Margin (or the Replacement Applicable Margin, as the case may be) for the Borrower at the quarter ended as indicated above, are as follows:

A.  BORROWING BASE
    --------------

    1.  Aggregate amount due under all Receivables               $____________

    2.   Less Receivables:

         (a)    with respect to which an invoice or bill
                has not been issued or any amount due
                remains unpaid more than 150 days
                after invoice date                       $____________

         (b)   from any obligor as to whom more
                than 25% of the aggregate amount
                due under all receivables owing from
                such obligor remains unpaid for that
                same period                              $_____________

         (c)   from an obligor who is insolvent
                or bankrupt                              $_____________

         (d)   due from suppliers of Inventory,
               to the extent the Borrower or its
               Subsidiaries are indebted thereto         $_____________

         (e)   not included in (a) through (d) above
               that are due to Foreign Subsidiaries      $_____________

         (f)   which otherwise do not meet the
               definition of "Eligible Receivables"      $_____________

         (g)   sum of lines 2(a) through (f)             $____________

    3.  Line 1 minus line 2 (g)                                  $____________

    4.  75% of the Aggregate Amount Due under Eligible
        Receivables (75% of line A3 above)                       $____________

    5.  50% of Book Value of Eligible Equipment at_________      $____________

    6.  50% of Aggregate Cost or Market Value (whichever
        is less) of Eligible Inventory                           $____________

    7.   Borrowing Base at __________ (the sum of line A4,
         line A5, and line A6 above)                             $____________


B.  CURRENT RATIO
    -------------

    1.  Current Assets                                            ____________
    2.  Current Liabilities                                       ____________
    3.  Line B1 divided by line B2                                ____________
    4.  Line B3 cannot be less than:                                  2.0:1
                                                                  ------------

C.  MINIMUM TANGIBLE NET WORTH
    --------------------------

    1.  Total Shareholders' Equity                                ____________
    2.  Goodwill and other intangible items                       ____________
    3.  Tangible Net Worth (Line C1 less line C2)                 ____________
    4.  Cumulative Consolidated Net Income since 1/2/99           ____________

    5.  Line C4 times 50%                                         ____________
    6.  Line C5 plus $200 million                                 ____________
    7.  Line C3 less line C6 must be greater than                      $0
                                                                  ------------

D.  FUNDED DEBT RATIO
    -----------------

    1.  Total Indebtedness for borrowed money                     ____________
    2.  Total Capitalized Lease Obligations                       ____________
    3.  Outstanding letters of credit                             ____________
    4.  Outstanding guarantees and other Indebtedness             ____________
    5.  Sum of lines D1 through D4 (Funded Debt)                  ____________
    6.  Tangible Net Worth (per C3 above)                         ____________
    7.  (Total Capitalization) Sum of line D5 plus D6)            ____________
    8.  Ratio of line D5 to line D7, expressed as a
        percentage                                                ____________
    9.  Line D8 cannot exceed                                          60%
                                                                  ------------

E.  FIXED CHARGE COVERAGE RATIO
    ---------------------------

    1.  Consolidated Net Income for the past 12 months            ____________
    2.  Interest Expense for the past 12 months                   ____________
    3.  Income taxes (federal, state and local for the past
        12 months                                                 ____________
    4.  Depreciation and amortization for the past 12
        months                                                    ____________
    5.  Other non-cash, non-operating expenses (which had
        the effect of reducing net income) and, to the
        extent not included in the above,  miscellaneous
        expenses from nonoperating transactions which do
        not relate to any extraordinary items for such period     _____________
    6.  Extraordinary losses for the past 12 months               ____________
    7.  Sum of lines E1 through lines E6                          ____________
    8.  Miscellaneous income from non-operating non-extraordinary
        transactions for the past 12 months                       ____________
    9.  Extraordinary profits for the past 12 months              ____________
    10. Sum of lines E8 and E9                                    ____________
    11. Line E7 minus line E10 (EBITDA)                           ____________
    12. Capital Expenditures for the past 12 months (other
        than research and software development costs included
        in such Capital Expenditures)                             ____________
    13. Research and software development costs included in
        Capital Expenditures for the past 12 months               ____________
    13A.Rental expense on operating and other long-term
        lease obligations as of the end of the 12 month period    ____________
    14. Sum of line E11 and line E13A minus sum of line E12
        and line E13                                              ____________
    15. Principal payments required to be made  during  the
        past twelve months relative to Indebtedness other than
        Revolving Credit Loans                                    ____________

    16. Revolver outstanding as of the end of the 12-month
        period:
        a. Loans                     ______________
        b. Letters of Credit         ______________
        c. Total (lines E16a + E16b) ______________
    17. 20% of Line E16c                                          ____________
    18. Rental expense on operating and other long-term
        lease obligations as of the end of the 12 month period    ____________
    19. Interest expense for the past 12 months (Annualized
        post closing interest expense for the 11 months
        following closing; and trailing 12 month interest
        expense thereafter)                                       ____________
    20. Sum of line E15 + line E17 +line E18 + line E19
        (Fixed Charges)                                           ____________
    21. Ratio of line E14 to line E20 (Fixed Charge
        Coverage Ratio)                                           ____________
    22. Line E21 shall not be less than                              1.75:1
                                                                  ------------

F.  Tangible Net Worth Ratio

    1.  Total liabilities of the Borrower and its subsidiaries at
        [last day of most recently completed fiscal quarter]      ____________

    2.  Tangible Net Worth of the Borrower and it Subsidiaries
        at ___________________                                    ____________

    3.  Ratio of line F1 to line F2.                              ____________

    2.  The financial statements described in Section
6.1(a) of the Credit Agreement for the Borrower and its Subsidiaries as of the month ended __________, which are attached hereto and are incorporated herein by this reference, fairly present the consolidated financial condition and results of operations of the Borrower in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and to the absence of footnote disclosures).

    3. A review of the activities of the Borrower and its Subsidiaries during the period since [the date of the last Borrowing Base and Compliance Certificate] has been made at my direction and under my supervision with a view to determining whether the Borrower and its Subsidiaries have kept, observed and/or performed all of their respective obligations under the Credit Agreement and all other Credit Documents to which any of them are parties, and to the best of my knowledge after due inquiry and investigation, (i) the Borrower and each of its Subsidiaries have kept, observed and/or performed all of their respective obligations under the Credit Agreement and all other Credit Documents to which they are parties, (ii) no Default or Event of Default has occurred and is continuing, and (iii) all representations and warranties made by the Borrower and its Subsidiaries in the Credit Agreement and the other Credit Documents to which they are parties, are true and correct in all material respects as of__________________ (except those regarding Subsidiaries and Material Contracts made at Section 5.12 and
5.14 of the Credit Agreement that are identified as being made "as of the date hereof," in which case such representations and warranties are true and correct in all material respects as of such earlier date).

    4.  The Banks may rely on this certificate.

    IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Borrower on___________,______.



                                       ____________________,
                                       the_________________
                                       of Cerner Corporation

                          SCHEDULE 1.1

                          EXISTING LIENS



                          SCHEDULE 5.2

                     CONTINGENT LIABILITIES



                          SCHEDULE 5.3

                           LITIGATION

                          SCHEDULE 5.8

                             TAXES


                         SCHEDULE 5.11

                     ENVIRONMENTAL MATTERS

                         SCHEDULE 5.12

                     EXISTING SUBSIDIARIES


                         SCHEDULE 5.14

                  EXISTING MATERIAL CONTRACTS


                         SCHEDULE 6.14

                      EXISTING INVESTMENTS

_______________________________